The information in this preliminary prospectus supplement and the accompanying base prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333- 240163
Subject to Completion, Dated June 1, 2021
Prospectus Supplement to Prospectus dated July 29, 2020
U.S.$[•]
VODAFONE GROUP PLC
U.S.$[ • ] NC5.25 CAPITAL SECURITIES DUE 2081
U.S.$[ • ] NC10 CAPITAL SECURITIES DUE 2081
U.S.$[ • ] NC30 CAPITAL SECURITIES DUE 2081
The securities offered by this prospectus supplement comprise the U.S.$[•] NC5.25 Capital Securities due 2081 (the “Tranche 1 Securities”), the U.S.$[•] NC10 Capital Securities due 2081 (the “Tranche 2 Securities”) and the U.S.$[•] NC30 Capital Securities due 2081 (the “Tranche 3 Securities”, and together with the Tranche 1 Securities and the Tranche 2 Securities, the “Securities”). The Securities will be unsecured and will constitute subordinated obligations of Vodafone Group Plc. See “Description of Securities—Subordination”.
The Tranche 1 Securities will bear interest on their principal amount from (and including) the Issue Date (as defined in this prospectus supplement) to (but excluding) September [•], 2026 (the “First Tranche 1 Reset Date”) at a rate of [•]% per annum, payable semi-annually in arrears on March [•] and September [•] in each year, commencing March [•], 2022. Thereafter, unless previously redeemed, the Tranche 1 Securities will bear interest from (and including) the First Tranche 1 Reset Date to (but excluding) September [•], 2031 at a rate per annum equal to the Five-Year Treasury Rate (as defined in this prospectus supplement) for the relevant Reset Period (as defined in this prospectus supplement) plus the Margin (as defined in this prospectus supplement) applicable to that Reset Period, payable semi-annually in arrears on March [•] and September [•] in each year. Thereafter, unless previously redeemed, the Tranche 1 Securities will bear interest from (and including) September [•], 2031 to (but excluding) September [•], 2046 at a rate per annum equal to the Five-Year Treasury Rate (as defined in this prospectus supplement) for the relevant Reset Period (as defined in this prospectus supplement) plus the Margin (as defined in this prospectus supplement) applicable to that Reset Period, payable semi-annually in arrears on March [•] and September [•] in each year. From (and including) September [•], 2046 up to (but excluding) June [•], 2081, unless previously redeemed, the Tranche 1 Securities will bear interest at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the Margin applicable to that Reset Period payable semi-annually in arrears on March [•] and September [•] in each year, and at maturity.
The Tranche 2 Securities will bear interest on their principal amount from (and including) the Issue Date (as defined in this prospectus supplement) to (but excluding) June [•], 2031 (the “First Tranche 2 Reset Date”) at a rate of [•]% per annum, payable semi-annually in arrears on June [•] and December [•] in each year, commencing December [•], 2021. Thereafter, unless previously redeemed, the Tranche 2 Securities will bear interest from (and including) the First Tranche 2 Reset Date to (but excluding) June [•], 2051 at a rate per annum equal to the Five-Year Treasury Rate (as defined in this prospectus supplement) for the relevant Reset Period (as defined in this prospectus supplement) plus the Margin applicable to that Reset Period, payable semi-annually in arrears on June [•] and December [•] in each year. From (and including) June [•], 2051 up to (but excluding) June [•], 2081, unless previously redeemed, the Tranche 2 Securities will bear interest at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the Margin applicable to that Reset Period payable semi-annually in arrears on June [•] and December [•] in each year.
The Tranche 3 Securities will bear interest on their principal amount from (and including) the Issue Date (as defined in this prospectus supplement) to (but excluding) June [•], 2051 (the “First Tranche 3 Reset Date”) at a rate of [•]% per annum, payable semi-annually in arrears on June [•] and December [•] in each year, commencing December [•], 2021. Thereafter, unless previously redeemed, the Tranche 3 Securities will bear interest from (and including) the First Tranche 3 Reset Date to (but excluding) June [•], 2071 at a rate per annum equal to the Five-Year Treasury Rate (as defined in this prospectus supplement) for the relevant Reset Period (as defined in this prospectus supplement) plus the Margin applicable to that Reset Period, payable semi-annually in arrears on June [•] and December [•] in each year. From (and including) June [•], 2071 up to (but excluding) June [•], 2081, unless previously redeemed, the Tranche 3 Securities will bear interest at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the Margin applicable to that Reset Period payable semi-annually in arrears on June [•] and December [•] in each year.
See “Description of Securities—Interest Payments” for additional information in relation to the foregoing.
In addition, if we do not elect to redeem a tranche of the Securities following the occurrence of a Change of Control Event (as defined in this prospectus supplement), the then prevailing interest rate per annum (and each subsequent interest rate per annum otherwise determined as set forth in “Description of Securities—Interest Payments”) for such tranche will be increased by 5% per annum with effect from (and including) the date on which the Change of Control Event occurs. See “Description of Securities—Interest Payments—Step-up after Change of Control Event”.
We may at our discretion elect to defer all or part of any payment of interest on the Securities. See “Description of Securities—Optional Interest Deferral”. Any amounts so deferred, together with further interest accrued thereon (at the interest rate per annum prevailing from time to time), shall constitute Arrears of Interest (as defined in this prospectus supplement). We may pay outstanding Arrears of Interest, in whole or in part, at any time, provided that we will pay any outstanding Arrears of Interest, in whole but not in part, on the first occurring Mandatory Settlement Date (as defined in this prospectus supplement) following the Interest Payment Date on which a Deferred Interest Payment (as defined in this prospectus supplement) arose. See “Description of Securities—Optional Interest Deferral—Mandatory Settlement”.
We may, by giving not less than 10 but not more than 60 calendar days’ notice, redeem any tranche of the Securities in whole but not in part on any date during the period commencing on (and including) the relevant First Call Date (as defined in this prospectus supplement) to (and including) the relevant Reset Date or on any Interest Payment Date thereafter, at 100% of their principal amount, together with any accrued and unpaid interest up to (but excluding) such date and any outstanding Arrears of Interest. In addition, we may, by giving not less than 10 but not more than 60 calendar days’ notice, redeem any tranche of the Securities in whole, but not in part, on any Business Day falling prior to the relevant First Call Date at the Make Whole Redemption Amount, together with any accrued and unpaid interest up to (but excluding) the Make Whole Redemption Date and any outstanding Arrears of Interest (each such term as defined in this prospectus supplement). Upon the occurrence of an Accounting Event, a Capital Event, a Change of Control Event, a Tax Event or a Withholding Tax Event (each such term as defined in this prospectus supplement), we may redeem any relevant tranche of the Securities in whole, but not in part, at specified prices. See “Description of Securities—Redemption”.
In addition, we may, upon the occurrence of an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event, as an alternative to redemption, at any time, without the consent of the holders of the Securities, either (i) substitute all, but not less than all, of any relevant tranche of the Securities for, or (ii) vary the terms of any relevant tranche of the Securities with the effect that they remain or become, as the case may be, Qualifying Securities (as defined in this prospectus supplement). See “Description of Securities—Substitution or Variation”.
We intend to use the net proceeds from this offering for general corporate purposes, which may include funding repurchases of ordinary shares issued in connection with the £1,720,000,000 1.50% Subordinated Mandatory Convertible Bonds due 2022.
Application will be made to list the Securities on the Nasdaq Global Market. We expect that the Securities will be eligible for trading on the Nasdaq Global Market within 30 days after delivery.
See “Risk Factors” beginning on page S-2 of this prospectus supplement, “Risk Factors” beginning on page 6 of the accompanying prospectus, “Principal risk factors and uncertainties” beginning on page 62 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2020, “Risk Factors” beginning on page 42 of our Half Year Report for the six months ended September 30, 2020 and “Risk Factors” beginning on page 39 of our Preliminary Results for the year ended March 31, 2021, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before investing in the Securities.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Price to Public(1)		Underwriting Discounts		Proceeds, Before Expenses(2)
Per Tranche 1 Security		[•]%		[•]%		[•]%
Total for the Tranche 1 Securities	U.S.$	[•]	U.S.$	[•]	U.S.$	[•]
Per Tranche 2 Security		[•]%		[•]%		[•]%
Total for the Tranche 2 Securities	U.S.$	[•]	U.S.$	[•]	U.S.$	[•]
Per Tranche 3 Security		[•]%		[•]%		[•]%
Total for the Tranche 3 Securities	U.S.$	[•]	U.S.$	[•]	U.S.$	[•]

Notes:
(1)
Plus accrued interest, if any, from and including June [•], 2021 to the date the Securities are delivered to investors.

(2)
See “Underwriting” beginning on page S-35 of this prospectus supplement.

The underwriters expect to deliver the Securities in book-entry form only through the facilities of The Depository Trust Company, referred to herein as DTC, for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV against payment in New York, New York, on or about June [•], 2021. The clearing and settlement system will be the book-entry system operated by DTC.
Barclays	BofA Securities	J.P. Morgan	Mizuho Securities	Standard Chartered Bank
Prospectus Supplement dated June [•], 2021.

Prospectus Supplement
Prospectus

Unless otherwise stated in this prospectus supplement or the accompanying prospectus or unless the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “Issuer”, “Vodafone”, “we”, “our”, “ours” and “us” are to Vodafone Group Plc.
RISK FACTORS
You should carefully consider the following risk factors, in addition to the other information included in, and incorporated by reference into, this prospectus supplement, including in the section entitled “Principal Risk Factors and Uncertainties” beginning on page 62 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2020, in the section entitled “Risk Factors” beginning on page 42 of our Half Year Report for the six months ended September 30, 2020 and in the section entitled “Risk Factors” beginning on page 39 of the Preliminary Results for the year ended March 31, 2021, filed by us with the SEC and incorporated by reference into this prospectus supplement.
The risks set forth below and incorporated by reference comprise all material risks known to us. All of these risk factors and events are contingencies that may or may not occur. We may face a number of the described risks simultaneously and one or more described risks may be interdependent. The risk factors are based on assumptions that could turn out to be incorrect.
You should carefully review this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference and should form your own views before making an investment decision with respect to the Securities. You should also consult your own financial, legal and tax advisers to carefully review the risks associated with the Securities included in, and incorporated by reference into, this prospectus supplement and consider such an investment decision in light of your personal circumstances.
Risks related to the Securities
The Securities will be subject to optional redemption by the Issuer including upon the occurrence of certain events
Each tranche of the Securities will be redeemable, at our option, in whole but not in part on not less than 10 but not more than 60 calendar days’ notice on (i) any date during the period commencing on (and including) the relevant First Call Date to (and including) the relevant First Reset Date or (ii) any Interest Payment Date thereafter at their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Furthermore, we may, by giving not less than 10 but not more than 60 calendar days’ notice, redeem any tranche of the Securities in whole, but not in part, on any Business Day falling prior to the relevant First Call Date at the Make Whole Redemption Amount (as defined under “Description of Securities—Redemption”) together with any accrued and unpaid interest up to (but excluding) the Make Whole Redemption Date (as defined under “Description of Debt Securities—Redemption”) and any outstanding Arrears of Interest. In addition, upon the occurrence of an Accounting Event, a Capital Event, a Change of Control Event, a Tax Event or a Withholding Tax Event (each as defined under “Description of Securities—Redemption”), we will, by giving not less than 10 but not more than 60 calendar days’ notice, have the option to redeem, in whole but not in part, any relevant tranche of the Securities at the prices set out in the “Description of Securities—Redemption”, in each case together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. During any period when we may elect to redeem any tranche of the Securities or are perceived to be able to redeem such tranche of the Securities, the market value of such Securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.
We may redeem any tranche of the Securities when our cost of borrowing is lower than the interest payable on them. At those times, an investor may not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest payable on the Securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider this reinvestment risk in light of other investments that might be available.
There is no redemption at the option of the holders of any tranche of the Securities (“Holders”).
The current IFRS accounting classification of financial instruments such as the Securities as financial liabilities may change, which may result in the occurrence of an Accounting Event
In June 2018, the International Accounting Standards Board published the discussion paper DP/2018/1 on “Financial Instruments with Characteristics of Equity” (the “DP/2018/1 Paper”) and a public meeting was held on this matter in 2020. If the proposals set out in the DP/2018/1 Paper are implemented in their current form, the current IFRS accounting classification of financial instruments such as the Securities as financial liabilities may change in the future and this may result in the occurrence of an Accounting Event. In such an event, we may have the option to redeem, in whole but not in part, any relevant tranche of the Securities (pursuant to the conditions set forth under “Description of Securities—Redemption—Redemption for Accounting Reasons”) or substitute, or vary the terms of, such Securities in accordance with the conditions set forth under “Description of Securities—Substitution or Variation”. No assurance can be given as to the future classification of the Securities from an accounting perspective or whether any such change may result in the occurrence of an Accounting Event, thereby providing us with the option to redeem, substitute or vary the terms of any relevant tranche of the Securities.
The interest rate on each tranche of the Securities will reset on the relevant First Reset Date and on every relevant Reset Date thereafter, and any interest payable after a Reset Date may be less than an earlier fixed rate
The interest rate on the Securities for each relevant Reset Period will equal the Five-Year Treasury Rate in relation to that Reset Period plus the Margin applicable to that Reset Period. Therefore, the interest rate after the relevant First Reset Date could be less than the fixed rate for the initial period and any interest payable after the relevant First Reset Date and every Reset Date thereafter may be less than a prior fixed rate. The Issuer has no control over the factors that may affect U.S. treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. treasury rates.
Historical U.S. treasury rates are not an indication of future U.S. treasury rates
In the past, U.S. treasury rates have experienced significant fluctuations. Holders should note that historical levels, fluctuations and trends of U.S. treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. treasury rates is not an indication that U.S. treasury rates are more or less likely to increase or decrease at any time after the relevant First Reset Date and you should not take the historical U.S. treasury rates as an indication of future Five-Year Treasury Rates.
Our obligations under the Securities are subordinated
Our obligations under the Securities will be unsecured and subordinated. In the event that an order is made, or an effective resolution is passed, for the winding-up of the Issuer (otherwise than for the purposes of a solvent winding-up solely for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of the Issuer of a “successor in business” (as defined in this prospectus supplement) of the Issuer, the terms of which reorganization, reconstruction, amalgamation or substitution do not provide for a claim to be made in the winding-up or administration of the Issuer in respect of the Securities) or an administrator of the Issuer has been appointed and such administrator gives notice that it intends to declare and distribute a dividend, the claims of the Holders will rank junior to the claims of holders of all Senior Obligations and pari passu with the claims of holders of all Parity Obligations. See “Description of Securities—Subordination”.
A Holder may, therefore, recover less than the holders of unsubordinated or other prior ranking subordinated liabilities of the Issuer. Furthermore, the terms of the Securities will not limit the amount of the liabilities ranking senior to, or pari passu with, the Securities which may be incurred or assumed by the Issuer from time to time, whether before or after the Issue Date. The Securities will also be structurally subordinated to all obligations of our subsidiaries including claims with respect to trade payables (and the terms of the Securities also do not limit the amount of debt or other obligations that may be incurred at the level of our subsidiaries). The incurrence of any such other liabilities may reduce the amount (if any) recoverable by Holders on a winding-up or administration of the Issuer (or its subsidiaries) and/or may increase the likelihood of a deferral of interest payments under the Securities.
In addition, subject to applicable law, no Holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us in respect of, or arising under or in connection with, the Securities and each Holder shall, by virtue of their holding of any Security, be deemed to have waived all such rights of set-off, compensation or retention.
Accordingly, an investor in subordinated securities such as the Securities may lose all or some of their investment should the Issuer become insolvent.

We have the right to defer interest payments on the Securities
We may, at our discretion, elect to defer all or part of any payment of interest on the Securities. See “Description of Securities—Optional Interest Deferral”. While the deferral of payment of interest continues, we are not prohibited from making payments on any instrument ranking senior to the relevant Securities or on certain instruments ranking pari passu with the relevant Securities and, in such event, the Holders are not entitled to claim immediate payment of interest so deferred. Only upon the occurrence of a Compulsory Arrears of Interest Settlement Event or upon the Issuer making payment of interest on the Securities on a scheduled Interest Payment Date following the Interest Payment Date on which a Deferred Interest Payment first arose or the date of which the relevant Securities are redeemed or repaid in accordance with the conditions set forth under “Description of Securities—Subordination”, “Description of Securities—Redemption” or “Description of Securities—Event of Default”, will the Issuer be obliged to pay any such Arrears of Interest to Holders.
Any such deferral of interest payment shall not constitute a default for any purpose unless such payment is required in accordance with the conditions set forth under “Description of Securities—Optional Interest Deferral—Mandatory Settlement”.
Any deferral of interest payments is likely to have an adverse effect on the market price of the relevant Securities. In addition, as a result of the interest deferral provision of any tranche of the Securities, the market price of the relevant Securities may be more volatile than the market prices of other debt securities without such interest deferral provision.
Limited Remedies
Payments of interest on the Securities may be deferred in accordance with the conditions set forth under “Description of Securities—Optional Interest Deferral—Deferral of Payments” and interest will not therefore be due other than in connection with a Mandatory Settlement.
The only Event of Default under the Securities is if a default is made by the Issuer for a period of 14 days or more in the payment of any principal or premium (if any) or 21 days or more in the payment of any interest, in each case in respect of the relevant Securities and which is due. Therefore, it will only be possible for the Holders to enforce claims for payment of principal, premium (if any) or interest in respect of the relevant Securities when the same are due.
In addition, in the event that an order is made, or an effective resolution is passed, for the winding-up of the Issuer (otherwise than for the purposes of a solvent winding-up solely for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of the Issuer of a “successor in business” of the Issuer, the terms of which reorganization, reconstruction, amalgamation or substitution do not provide for a claim to be made in the winding-up or administration of the Issuer in respect of the Securities) or an administrator of the Issuer has been appointed and such administrator gives notice that it intends to declare and distribute a dividend, the claims of Holders will be subordinated to the claims of holders of all Senior Obligations. See “Description of Securities—Subordination”. Accordingly, the claims of holders of all Senior Obligations will first have to be satisfied in any winding-up or administration proceedings before the Holders may expect to obtain any recovery in respect of their Securities and prior thereto Holders will have only limited ability to influence the conduct of such winding-up or administration proceedings.
Variation or substitution of the Securities without the consent of Holders
We may, in our sole discretion and without the consent or approval of Holders, elect to substitute Qualifying Securities for any relevant tranche of the Securities, or vary the terms of any relevant tranche of the Securities with the effect that they become or remain Qualifying Securities as an alternative to redemption at any time following the occurrence of a Tax Event, a Withholding Tax Event, a Capital Event or an Accounting Event which is continuing. While Qualifying Securities are required to have terms not otherwise materially less favorable to Holders than the terms of the relevant Securities, there can be no assurance that the Qualifying Securities will not have a significant adverse impact on the price of, and/or market for, the relevant Securities or the circumstances of individual Holders.

No limitation on issuing senior or pari passu securities
There is no restriction on the amount of securities that we may issue (or other debt or obligations that we may incur) that rank senior to or pari passu with the Securities. There are also no restrictions on the amount of debt or other obligations that we may incur at the level of our subsidiaries, all of which will be structurally senior to the Securities The issue of any such securities may reduce the amount recoverable by Holders on a winding-up of the Issuer and/or may increase the likelihood of a deferral of payments under the Securities.
Any decline in the credit ratings of the Issuer may affect the market value of the Securities and changes in rating methodologies may lead to the early redemption of the Securities
The Securities are expected to be assigned ratings by Fitch, Standard & Poor’s and Moody’s. The expected rating granted by each of Fitch, Standard & Poor’s and Moody’s or any other rating assigned to the Securities may not reflect the potential impact of all risks related to structure, market and other factors that may affect the value of the Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. In addition, each of Fitch, Standard & Poor’s and Moody’s or any other rating agency may change its methodologies for rating securities with features similar to the Securities in the future. This may include the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Securities, sometimes called “notching”. If the rating agencies were to change their practices for rating such securities in the future and the ratings of any tranche of the Securities were to be subsequently lowered, or if the ratings of any tranche of the Securities were lowered for any other reason (including, for example, adverse developments in relation to our business or industry) this may have a negative impact on the trading price of the relevant Securities.
The characterization of the Securities for U.S. federal income tax purposes is uncertain
The proper characterization of the Securities for U.S. federal income tax purposes is uncertain. To the extent we are required to take a position, we intend to take the position that, for U.S. federal income tax purposes, (i) the Securities constitute indebtedness and (ii) the Securities should not be treated as “contingent payment debt instruments”. Our treatment of the Securities is not binding on the U.S. Internal Revenue Service (the “IRS”) or the courts and no rulings have been or will be sought from the IRS on this matter. If the treatment of the Securities as indebtedness or debt instruments that are not contingent payment debt instruments for U.S. federal income tax purposes were successfully challenged, the timing, amount and character of income inclusions on the Securities with respect to U.S. investors could be affected. Prospective purchasers of the Securities are urged to consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Securities (including under any alternative characterization). See “Taxation—U.S. Federal Income Taxation” in this prospectus supplement below.

INCORPORATION OF INFORMATION FILED WITH THE SEC
The U.S. Securities and Exchange Commission, referred to herein as the SEC, allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus the information filed with them, which means that:
•
incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•
we can disclose important information to you by referring to those documents; and

•
information filed with the SEC in the future will automatically update and supersede this prospectus supplement and the accompanying prospectus.

The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus.
We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents described in “Where You Can Find More Information” in the accompanying prospectus which we filed with the SEC pursuant to the Securities Exchange Act of 1934, referred to herein as the Exchange Act, as well as the information expressed to be incorporated by reference below, except to the extent amended or superseded by subsequent filings. We also incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement but before the end of this offering and that, in the case of any future filings on Form 6-K, are identified in such filing as being incorporated into this prospectus supplement or the accompanying prospectus. Any statement made in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein or in any subsequently filed document that is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
The documents incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, those set forth below contain important information about Vodafone and its financial condition. We incorporate by reference in this prospectus supplement and the accompanying prospectus, among others, the following documents:
Vodafone SEC Filings (File N. 001-10086)	Period
Annual Report on Form 20-F....................	Year ended March 31, 2020, filed July 2, 2020
Report on Form 6-K.................................	Half Year Report for the six months ended September 30, 2020, filed November 16, 2020
Report on Form 6-K.................................	Preliminary Results for the year ended March 31, 2021, filed May 28, 2021
Report on Form 6-K.................................	Capitalization and Indebtedness as at March 31, 2021, filed May 28, 2021
You should read “Where You Can Find More Information” in the accompanying prospectus for information on how to obtain the documents incorporated by reference or other information relating to Vodafone.

GENERAL INFORMATION
No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and, if given or made, such information must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities to which it relates or an offer to sell or the solicitation of an offer to buy such Securities by any person in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement and the accompanying prospectus is correct as of any time subsequent to its date.
The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any such restrictions.
Vodafone’s registered office is located at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, England.

SUMMARY OF THE OFFERING
For additional information about the Securities and their terms, please see “Description of Securities” in this prospectus supplement and “Description of the Debt Securities We May Offer” in the accompanying prospectus.
U.S.$[•] NC5.25 Capital Securities Due 2081 (the “Tranche 1 Securities”)
Issue Size:
U.S.$[•]
Issue Date:
June [•], 2021.
Issue Price:
[•]%
Interest:
The Tranche 1 Securities will bear interest on their principal amount from (and including) the Issue Date to (but excluding) September [•], 2026 (the “First Tranche 1 Reset Date”) at a rate of [•]% per annum, payable semi-annually in arrears on March [•] and September [•] in each year, commencing on March [•], 2022. Thereafter, unless previously redeemed, the Tranche 1 Securities will bear interest from (and including) the First Tranche 1 Reset Date to (but excluding) September [•], 2031, at a rate per annum equal to the Five-Year Treasury Rate (as defined in this prospectus supplement) for the relevant Reset Period (as defined in this prospectus supplement) plus the relevant Margin (as defined in this prospectus supplement) applicable to that Reset Period, payable semi-annually in arrears on March [•] and September [•] in each year. Thereafter, unless previously redeemed, the Tranche 1 Securities will bear interest from (and including) September [•], 2031 to (but excluding) September [•], 2046 at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the relevant Margin applicable to that Reset Period, payable semi-annually in arrears on March [•] and September [•] in each year. From (and including) September [•], 2046 up to (but excluding) June [•], 2081, unless previously redeemed, the Tranche 1 Securities will bear interest at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the Margin applicable to that Reset Period payable semi-annually in arrears on March [•] and September [•] in each year, and on the Maturity Date. See “Description of Securities—Interest Payments”.
Underwriting Discounts:
[•]
CUSIP Number:
[•]
ISIN Number:
[•]
U.S.$[•] NC10 Capital Securities Due 2081 (the “Tranche 2 Securities”)
Issue Size:
U.S.$[•]
Issue Date:
June [•], 2021.
Issue Price:
[•]%

Interest:
The Tranche 2 Securities will bear interest on their principal amount from (and including) the Issue Date to (but excluding) June [•], 2031 (the “First Tranche 2 Reset Date”) at a rate of [•]% per annum, payable semi-annually in arrears on June [•] and December [•] in each year, commencing on December [•], 2021. Thereafter, unless previously redeemed, the Tranche 2 Securities will bear interest from (and including) the First Tranche 2 Reset Date to (but excluding) June [•], 2051 at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the relevant Margin applicable to that Reset Period, payable semi-annually in arrears on June [•] and December [•] in each year. From (and including) June [•], 2051 up to (but excluding) June [•], 2081, unless previously redeemed, the Tranche 2 Securities will bear interest at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the Margin applicable to that Reset Period payable semi-annually in arrears on June [•] and December [•] in each year. See “Description of Securities—Interest Payments”.
Underwriting Discounts:
[•]
CUSIP Number:
[•]
ISIN Number:
[•]
U.S.$[•] NC30 Capital Securities Due 2081 (the “Tranche 3 Securities” and, together with the Tranche 1 Securities and the Tranche 2 Securities, the “Securities”)
Issue Size:
U.S.$[•]
Issue Date:
June [•], 2021.
Issue Price:
[•]%
Interest:
The Tranche 3 Securities will bear interest on their principal amount from (and including) the Issue Date to (but excluding) June [•], 2051 (the “First Tranche 3 Reset Date”) at a rate of [•]% per annum, payable semi-annually in arrears on June [•] and December [•] in each year, commencing on December [•], 2021. Thereafter, unless previously redeemed, the Tranche 3 Securities will bear interest from (and including) the First Tranche 3 Reset Date to (but excluding) June [•], 2071 at a rate per annum equal to the Five-Year Treasury Rate (as defined in this prospectus supplement) for the relevant Reset Period plus the relevant Margin applicable to that Reset Period, payable semi-annually in arrears on June [•] and December [•] in each year. From (and including) June [•], 2071 up to (but excluding) June [•], 2081, unless previously redeemed, the Tranche 3 Securities will bear interest at a rate per annum equal to the Five-Year Treasury Rate for the relevant Reset Period plus the Margin applicable to that Reset Period payable semi-annually in arrears on June [•] and December [•] in each year. See “Description of Securities—Interest Payments”.
Underwriting Discounts:
[•]
CUSIP Number:
[•]
ISIN Number:
[•]
The following terms apply to each tranche of the Securities:
Maturity Date:
Unless previously redeemed, purchased, cancelled or substituted, each tranche of the Securities will mature on June [•], 2081 and Holders of the relevant tranche of the Securities will be entitled to receive 100% of the principal amount of the relevant Securities, together with any accrued and unpaid interest and any outstanding Arrears of Interest.
Optional Interest Deferral:
We may, at our discretion, elect to defer all or part of any Interest Payment (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date by giving a Deferral Notice of such election to the Holders of any tranche of the Securities, the Trustee and the Principal Paying Agent. Other than in connection with a Mandatory Settlement, if we elect not to make all or part of any Interest Payment on an Interest Payment Date, then we will not have any obligation to pay such interest on the relevant Interest Payment Date and any such non-payment of interest will not constitute an Event of Default of the Issuer or any other breach of its obligations under the relevant Securities or for any other purpose.
Arrears of Interest in respect of any tranche of the Securities may be satisfied at the option of the Issuer in whole or in part at any time (the “Optional Deferred Interest Settlement Date”) following delivery of a notice to such effect given by the Issuer to the Holders, the Trustee and the Principal Paying Agent informing them of its election to so satisfy such Arrears of Interest (or part thereof) and specifying the relevant Optional Deferred Interest Settlement Date.
Any Deferred Interest Payment (or part thereof) shall itself bear interest (such further interest together with the Deferred Interest Payment, being “Arrears of Interest”), at the Interest Rate prevailing from time to time, from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the Optional Deferred Interest Settlement Date or, as appropriate, such other date on which such Deferred Interest Payment is paid in connection with a Mandatory Settlement, in each case such further interest being compounded on each Interest Payment Date. Non-payment of Arrears of Interest shall not constitute a default by the Issuer under the relevant

Securities or for any other purpose, unless such payment is required in connection with a Mandatory Settlement of the relevant Securities.
Ranking; Subordination:
The Securities constitute direct, unsecured and subordinated obligations of the Issuer. Because we are a holding company, the Securities will also rank structurally junior to any indebtedness or other liabilities of our subsidiaries.
The rights and claims of the Holders will be subordinated to the claims of holders of all Senior Obligations in that if at any time an order is made, or an effective resolution is passed, for the winding-up of the Issuer (otherwise than for the purposes of a solvent winding-up solely for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of the Issuer of a “successor in business” of the Issuer, the terms of which reorganization, reconstruction, amalgamation or substitution do not provide for a claim to be made in the winding-up or administration of the Issuer in respect of the Securities) or an administrator of the Issuer is appointed and such administrator gives notice that it intends to declare and distribute a dividend, the rights and claims of the Holders will be subordinated in accordance with the provisions set forth under “Description of Securities—Subordination” thereof.
The Securities will be structurally subordinated to all obligations of our subsidiaries including claims with respect to trade payables.
Mandatory Settlement:
Notwithstanding the above and the provisions of “Optional Interest Deferral”, we will pay any outstanding Arrears of Interest, in whole but not in part, on the first occurring Mandatory Settlement Date following the Interest Payment Date on which a Deferred Interest Payment first arose. A “Mandatory Settlement Date” as defined in the terms of any tranche of the Securities encompasses (i) dividends, other distributions or payments in respect of Parity Obligations and other events that constitute “Compulsory Arrears of Interest Settlement Events,” (ii) payments of interest on the relevant Securities on a scheduled Interest Payment Date following the Interest Payment Date on which a Deferred Interest Payment first arose and (iii) the date of which the relevant Securities are redeemed or repaid in accordance with the conditions set forth under “Description of Securities—Subordination”, “Description of Securities—Redemption” or “Description of Securities—Event of Default”.
Optional Redemption:
We may, by giving not less than 10 but not more than 60 calendar days’ notice, redeem all, but not less than all, of any tranche of the Securities on any date during the period commencing on (and including) the relevant

First Call Date to (and including) the relevant First Reset Date or on any Interest Payment Date thereafter at their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest.
Make Whole Redemption
The Issuer may, by giving not less than 10 but not more than 60 calendar days’ notice, redeem all, but not some only, of any tranche of the Securities then outstanding on any Business Day falling prior to the relevant First Call Date at the Make Whole Redemption Amount together with any accrued and unpaid interest up to (but excluding) the Make Whole Redemption Date and any outstanding Arrears of Interest in accordance with the provisions set forth under “Description of Securities—Redemption—Make Whole Redemption by the Issuer”.
The Make Whole Redemption Amount means an amount in U.S. dollars equal to the higher of: (x) 100% of the principal amount outstanding of the relevant tranche of the Securities and (y) the sum of the present values as at the Make Whole Redemption Date of the principal amount outstanding of the relevant Securities and the Remaining Term Interest on the relevant Securities (exclusive of any outstanding Arrears of Interest and any interest accruing on the principal amount of the relevant Securities from, and including, the relevant last Interest Payment Date or, as the case may be, the Issue Date, immediately preceding the Make Whole Redemption Date to, but excluding, the Make Whole Redemption Date) up to the relevant First Call Date and such present values shall be calculated by discounting such amounts to such Make Whole Redemption Date, on the basis of the day count fraction described under “Description of Securities—Interest Payments—Interest Accrual” at a rate equal to the Reference Bond Rate, plus the Redemption Margin, all as determined by the Determination Agent.
Special Event Redemption:
If a Capital Event, Tax Event, Accounting Event or Withholding Tax Event (any such, a “Special Event”) has occurred and is continuing, then we may redeem at any time all, but not less than all, of any relevant tranche of the Securities at:
(i)
in the case of a Capital Event, Tax Event or Accounting Event where the relevant date fixed for redemption falls prior to the relevant First Call Date, 101% of their principal amount;

(ii)
in the case of a Capital Event, Tax Event or Accounting Event where the relevant date fixed for redemption falls on or after the relevant First Call Date, 100% of their principal amount; or

(iii)
in the case of a Withholding Tax Event where any

such redemption occurs at any time, 100% of their principal amount, in each case together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the relevant tranche of the Securities.
Change of Control:
If a Change of Control Event has occurred and is continuing, we may elect to redeem all, but not less than all, of the relevant tranche of the Securities at any time at 101% of the principal amount of the relevant Securities, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest in respect of the relevant Securities.
If the Issuer does not elect to redeem the relevant tranche of the Securities following the occurrence of a Change of Control Event, the then prevailing Interest Rate, and each subsequent Interest Rate, on the relevant Securities shall be increased by 5% per annum with effect from (and including) the date on which the Change of Control Event occurred. See “Description of Securities—Interest Payments—Step-up after Change of Control Event”.
Substitution or Variation instead of Special Event Redemption:
If an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event has occurred and is continuing, without the consent of the Holders of any relevant tranche of the Securities we may either, as an alternative to redemption, at any time, (i) substitute all, but not less than all, of the relevant Securities for, or (ii) vary the terms of the relevant Securities with the effect that they remain or become, as the case may be, Qualifying Securities, in each case in accordance with the conditions set forth under “Description of Securities—Substitution or Variation” and subject, inter alia, to the receipt by the Trustee of the Officer’s Certificate and an Opinion of Counsel, each as defined in the indenture governing the Securities (the “indenture”).
Event of Default:
If a default is made by the Issuer for a period of 14 days or more in the payment of any principal or premium (if any) or 21 days or more in the payment of any interest, in each case in respect of any tranche of the Securities and which is due, then the Issuer shall, without notice from the Trustee, be deemed to be in default under the indenture and the relevant Securities and the Trustee at its sole discretion may, or shall, if so requested in writing by the Holders of at least 25% in principal amount of the relevant Securities then outstanding, subject in each case to its being indemnified and/or secured and/or prefunded to its satisfaction, institute proceedings for the winding-up of the Issuer and/or prove and/or claim in the winding-up or liquidation of the Issuer, such claim being subordinated, and for the amount, as provided in “Description of Securities—Subordination—General”.
Payment of Additional
Amounts:
All payments on the Securities will be made without deducting United Kingdom (“U.K.”) withholding taxes, except as required by law. If any such deduction is required on payments to non-U.K. investors, we will pay additional amounts on those payments to the extent described under “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the accompanying prospectus. Notwithstanding the foregoing, any amounts to be paid on the Securities by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any person will be required to pay any additional amounts in respect of FATCA Withholding.
Listing:
We will file an application to list the Securities on the Nasdaq Global Market. We expect that the Securities will be eligible for trading on the Nasdaq Global Market within 30 days after delivery of the Securities.
Use of Proceeds (after deducting underwriting discounts but not estimated expenses):
We intend to use the net proceeds from the sale of the Securities for general corporate purposes, which may include funding repurchases of ordinary shares issued in connection with the £1,720,000,000 1.50% Subordinated Mandatory Convertible Bonds due 2022.
Risk Factors:
You should carefully consider all of the information in this prospectus supplement and the prospectus, which includes information incorporated by reference. In particular, you should evaluate the specific factors under “Risk Factors” beginning on page S-2 of this prospectus supplement, “Risk Factors” beginning on page 6 of the accompanying prospectus, “Principal risk factors and uncertainties” beginning on page 62 of our Annual Report on Form 20-F for the fiscal year ended March 31, 2020, “Risk Factors” beginning on page 42 of our Half Year Report for the six months ended September 30, 2020 and “Risk Factors” beginning on page 39 of our Preliminary Results for the year ended March 31, 2021 for risks involved with an investment in the Securities.

Trustee, Agent Bank and Principal Paying Agent:
The Bank of New York Mellon, London Branch.
Timing and Delivery:
We currently expect delivery of the Securities to occur on or about June [•], 2021.
Underwriters:
Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Standard Chartered Bank
Prohibition of Sales to EEA Retail Investors:
Applicable.
Prohibition of Sales to UK Retail Investors:
Applicable.

DESCRIPTION OF SECURITIES
The Securities are series of “debt securities” as described in the accompanying prospectus. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities We May Offer.” The description that follows, however, supersedes the information set forth in the accompanying prospectus to the extent inconsistent with that information.
The Securities will be issued pursuant to the indenture described in the accompanying prospectus, with the terms thereof to be established pursuant to a board resolution of the Issuer (and set forth in an Officer’s Certificate dated the Issue Date). The indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.
General
We will initially issue U.S.$[•] aggregate principal amount of the Tranche 1 Securities, U.S.$[•] aggregate principal amount of the Tranche 2 Securities and U.S.$[•] aggregate principal amount of the Tranche 3 Securities. Each tranche of the Securities will mature on June [•], 2081. If either day is not a Business Day, payment of principal and interest will be postponed to the next Business Day and no interest will accrue as a result of that postponement. The Securities constitute direct, unsecured and subordinated obligations of the Issuer and will be subordinated and junior in right of payment to all of our Senior Obligations, as defined under “—Subordination” below, and rank pari passu with our Parity Obligations, as defined under “—Subordination” below.
We will issue the Securities in fully registered form in denominations that are even multiples of $1,000.
The Bank of New York Mellon, London Branch will initially serve as paying agent for the Securities.
Further Issuances
We may, without the consent of Holders, create and issue further Securities of a given tranche ranking pari passu with each of the outstanding Securities and with the same terms as the outstanding Securities of the relevant tranche (save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Securities) and so that such further issue shall be consolidated and form a single series with the outstanding Securities of the relevant tranche for all purposes of the indenture, including without limitation, with respect to amendments, waivers, redemptions and offers to purchase, provided that if any such additional Securities are not fungible with the Securities of the relevant tranche for United States federal income tax purposes, such additional Securities will have a separate CUSIP or other identifying number.
Principal and Maturity
Unless previously redeemed, purchased, cancelled or substituted, each tranche of the Securities will mature on June [•], 2081 and Holders will be entitled to receive 100% of the principal amount of the relevant Securities, together with any accrued and unpaid interest and any outstanding Arrears of Interest.
Interest Payments
Interest Rate
Each tranche of the Securities bears interest on its principal amount at the applicable Interest Rate from (and including) June [•], 2021 (the “Issue Date”) in accordance with the provisions of this “—Interest Payments”.
Subject to conditions set forth under “—Optional Interest Deferral”, interest shall be payable on the Securities semi-annually in arrears on each Interest Payment Date, provided that if any Interest Payment Date, other than the Maturity Date, would fall on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day (without the accrual of any additional interest for such period), except that if that Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of principal and interest will be postponed to the next Business Day and no interest will accrue as a result of that postponement (see “—General” above).
Interest Accrual
The Securities will cease to bear interest from (and including) the date of redemption thereof pursuant to the provisions set forth under “—Redemption” or the date of substitution thereof pursuant to “—Substitution or Variation”, as the case may be, unless, upon due presentation, payment of all amounts due in respect of the Securities is not made, in which event interest shall continue to accrue in respect of unpaid amounts on the Securities, both before and after judgment, and shall be payable, up to (but excluding) the Relevant Date (as defined below).
Except as provided in “—Interest Payments—First Fixed Interest Rate” below, where it is necessary to calculate an amount of interest in respect of any Security for a period which is less than or equal to a complete Interest Period, such interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.
Where it is necessary to calculate an amount of interest in respect of any Security for a period of more than one Interest Period, such interest shall be the aggregate of the interest payable in respect of a full Interest Period plus the interest payable in respect of the remaining period calculated in the manner as aforesaid.
Interest in respect of any Security shall be calculated per U.S.$1,000 in principal amount thereof (the “Calculation Amount”). The amount of interest payable per Calculation Amount for any period shall, except as provided in “—Interest Payments—First Fixed Interest Rate” below, be equal to the product of the relevant Interest Rate, the Calculation Amount and the day count fraction as described in this sub-section for the relevant period, rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The amount of interest payable in respect of each Security shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the denomination of such Security without any further rounding.
First Fixed Interest Rate
For each Interest Period ending prior to the First Tranche 1 Reset Date, the Tranche 1 Securities bear interest, subject to “—Optional Interest Deferral”, at the rate of [•]% per annum (the “First Tranche 1 Fixed Interest Rate”), payable semi-annually in arrears on the related Interest Payment Dates. Subject to “—Optional Interest Deferral”, the Interest Payment in respect of each Interest Period commencing before the First Tranche 1 Reset Date will amount to U.S.$[•] per Calculation Amount.
For each Interest Period ending prior to the First Tranche 2 Reset Date, the Tranche 2 Securities bear interest, subject to “—Optional Interest Deferral”, at the rate of [•]% per annum (the “First Tranche 2 Fixed Interest Rate”), payable semi-annually in arrears on the related Interest Payment Dates. Subject to “—Optional Interest Deferral”, the Interest Payment in respect of each Interest Period commencing before the First Tranche 2 Reset Date will amount to U.S.$[•] per Calculation Amount.
For each Interest Period ending prior to the First Tranche 3 Reset Date, the Tranche 3 Securities bear interest, subject to “—Optional Interest Deferral”, at the rate of [•]% per annum (the “First Tranche 3 Fixed Interest Rate”), payable semi-annually in arrears on the related Interest Payment Dates. Subject to “—Optional Interest Deferral”, the Interest Payment in respect of each Interest Period commencing before the First Tranche 3 Reset Date will amount to U.S.$[•] per Calculation Amount.
The “First Fixed Interest Rate” means the First Tranche 1 Fixed Interest Rate, the First Tranche 2 Fixed Interest Rate or the First Tranche 3 Fixed Interest Rate, as applicable.
Subsequent Fixed Interest Rates
For each Interest Period which commences on or after the relevant First Reset Date, the Securities bear interest, subject to “—Optional Interest Deferral”, at the Subsequent Fixed Interest Rate determined on the Reset Interest Determination Date in respect of the Reset Period in which that Interest Period falls. Such interest shall be payable semi-annually in arrears on the related Interest Payment Dates until (and including) the relevant Maturity Date and, subject to “—Interest Payments—Step-up after Change of Control Event” below, the “Subsequent Fixed Interest Rate” shall be the sum of the relevant Five-Year Treasury Rate plus the Margin applicable to that Reset Period, all as determined by the Agent Bank and where:
“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.
If the Issuer, in its sole discretion, determines that the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Issuer may use reasonable efforts to designate an unaffiliated agent or advisor, which may include an unaffiliated underwriter for the offering of the Securities or any affiliate of any such underwriter (the “Designee”), to determine whether there is an industry-accepted successor rate to the Five-Year Treasury Rate. If the Designee determines that there is such an industry-accepted successor rate to the Five-Year Treasury Rate, then the Five-Year Treasury Rate shall be such successor rate and, in that case, the Designee may then determine and adjust the business day convention, the definition of business day and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. No such adjustment shall affect the Trustee’s or the Agent Bank’s own rights, duties or immunities under the indenture, the calculation agent agreement or otherwise.
If the Five-Year Treasury Rate cannot be determined pursuant to the methods described in the paragraphs above, the rate will be equal to the Five-Year Treasury Rate for the last preceding Reset Period (or, in the case of the first Reset Period, the rate equal to [•]% per annum in the case of the Tranche 1 Securities, [•]% per annum in the case of the Tranche 2 Securities and [•]% per annum in the case of the Tranche 3 Securities).
“H.15” means the daily statistical release designated as such, or any successor publication as determined by the Issuer in its sole discretion, published by the Board of Governors of the United States Federal Reserve System, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the Reset Interest Determination Date.
As used in this section:
“Margin” means: (a) in respect of the Tranche 1 Securities: (i) for each Reset Period which falls in the period commencing on (and including) September [•], 2026 and ending on (but excluding) September [•], 2031, [•]%; (ii) for each Reset Period which falls in the period commencing on (and including) September [•], 2031 and ending on (but excluding) September [•], 2046, [•]%; and (iii) for each Reset Period which falls on or after September [•], 2046, [•]%; (b) in respect of the Tranche 2 Securities: (i) for each Reset Period which falls in the period commencing on (and including) June [•], 2031 and ending on (but excluding) June [•], 2051, [•]%; and (ii) for each Reset Period which falls on or after June [•], 2051, [•]%; and (c) in respect of the Tranche 3 Securities: (i) for each Reset Period which falls in the period commencing on (and including) June [•], 2051 and ending on (but excluding) June [•], 2071, [•]%; and (ii) for each Reset Period which falls on or after June [•], 2071, [•]%;
“Reset Interest Determination Date” means the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Reset Period.
“U.S. Government Securities Business Days” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
The Subsequent Fixed Interest Rate shall be determined as provided above in respect of each relevant Reset Period, provided that the Subsequent Fixed Interest Rate shall never be lower than 0% (zero), and, as so determined, such rate shall apply to each Interest Period falling within that Reset Period.
For the purposes of this section, the Agent Bank shall not be responsible to the Issuer or to any third party as a result of the Agent Bank having relied upon or acted on any quotation or information given to it for the purposes of calculating the Subsequent Fixed Interest Rate which subsequently may be found to be incorrect or inaccurate in any way or for any losses whatsoever resulting from acting in accordance therewith.
Determination of Subsequent Fixed Interest Rates
The Agent Bank will, as soon as practicable after 11.00 a.m. (New York City time) on each Reset Interest Determination Date, determine the Subsequent Fixed Interest Rate in respect of each Interest Period falling within the relevant Reset Period and promptly notify the Issuer.
Publication of Subsequent Fixed Interest Rates
We will cause notice of each Subsequent Fixed Interest Rate determined in accordance the provisions set forth under “Interest Payments” in respect of each relevant Interest Period to be given to the Trustee, the Holders, the Paying Agents and any stock exchange on which the Securities are for the time being listed or admitted to trading, in each case as soon as practicable after its determination but in any event not later than the fourth Business Day thereafter.
Agent Bank
With effect from the relevant First Reset Date, the Issuer will maintain an Agent Bank where the relevant Interest Rate is to be calculated by reference to them.
We may from time to time replace the Agent Bank with another leading financial institution in New York, New York. If the Agent Bank is unable or unwilling to continue to act as the Agent Bank or fails duly to determine a Subsequent Fixed Interest Rate in respect of any Interest Period as provided in “—Interest Payments—Subsequent Fixed Interest Rates”, we will forthwith appoint another leading financial institution in New York, New York. The Agent Bank may not resign its duties or be removed without a successor having been appointed as aforesaid.
Determinations of Agent Bank Binding
All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions set forth under “—Interest Payments” by the Agent Bank shall (in the absence of manifest error) be binding on the Issuer, the Agent Bank, the Trustee, the Paying Agents and all Holders and no liability to the Holders, us or the Trustee will attach to the Agent Bank in connection with the exercise or non-exercise by it of any of its powers, duties and discretions; provided that none of the Trustee, the Agent Bank or any Paying Agent shall have any responsibility to determine whether any manifest error has occurred and, in the absence of notice from us, may conclusively assume that no manifest error has occurred and shall suffer no liability in so assuming.
Step-up after Change of Control Event
Notwithstanding any other provision set forth under “—Interest Payments”, if the Issuer does not elect to redeem any tranche of the Securities in accordance with the provisions set forth under “—Redemption—Redemption for Change of Control Event” following the occurrence of a Change of Control Event, the then prevailing Interest Rate, and each subsequent Interest Rate otherwise determined in accordance with the provisions set forth under “Interest Payments”, on the relevant Securities shall be increased by 5% per annum with effect from (and including) the date on which the Change of Control Event occurred.
Without prejudice to our right to redeem any tranche of the Securities in accordance with the provision set forth under “—Redemption—Redemption for Change of Control Event” following the occurrence of any Change of Control Event, the provision set forth under this “—Interest Payments—Step-up after Change of Control Event” shall only apply in relation to the first Change of Control Event to occur while any relevant Securities remain outstanding.
Optional Interest Deferral
Deferral of Payments
We may, at our discretion, elect to defer all or part of any Interest Payment (a “Deferred Interest Payment”) which is otherwise scheduled to be paid on an Interest Payment Date by giving notice (a “Deferral Notice”) of such election to the Holders of any tranche of the Securities in accordance with the notice provisions set forth in the indenture, the Trustee and the Principal Paying Agent not more than 14 nor less than 7 Business Days prior to the relevant Interest Payment Date. Subject to conditions set forth in “—Optional Interest Deferral—Mandatory Settlement”, if the Issuer elects not to make all or part of any Interest Payment on an Interest Payment Date, then it will not have any obligation to pay such interest on the relevant Interest Payment Date and any such non-payment of interest will not constitute an Event of Default or any other breach of its obligations under the relevant Securities or for any other purpose.
Arrears of Interest (as defined below) may be satisfied at the option of the Issuer in whole or in part at any time (the “Optional Deferred Interest Settlement Date”) following delivery of a notice to such effect given by the Issuer to the Holders of any tranche of the Securities in accordance with the notice provisions set forth in the indenture, the Trustee and the Principal Paying Agent not more than 14 nor less than 7 Business Days prior to the relevant Optional Deferred Interest Settlement Date informing them of its election to so satisfy such Arrears of Interest (or part thereof) and specifying the relevant Optional Deferred Interest Settlement Date.
Any Deferred Interest Payment shall itself bear interest (such further interest, together with the Deferred Interest Payment, being “Arrears of Interest”), at the Interest Rate prevailing from time to time, from (and including) the date on which (but for such deferral) the Deferred Interest Payment would otherwise have been due to be made to (but excluding) the relevant Optional Deferred Interest Settlement Date or, as appropriate, such other date on which such Deferred Interest Payment is paid in connection with a Mandatory Settlement as set forth below, in each case such further interest being compounded on each Interest Payment Date.
Non-payment of Arrears of Interest shall not constitute a default by the Issuer under the relevant Securities or for any other purpose, unless such payment is required in connection with a Mandatory Settlement.
Mandatory Settlement
Notwithstanding the provisions above relating to the ability of the Issuer to defer Interest Payments, we will pay any outstanding Arrears of Interest, in whole but not in part, on the first occurring Mandatory Settlement Date following the Interest Payment Date on which a Deferred Interest Payment first arose (“Mandatory Settlement”).
Redemption
Final Redemption
Unless previously redeemed, purchased, cancelled or substituted, each tranche of the Securities will be redeemed at 100% of their principal amount, together with any accrued and unpaid interest and any outstanding Arrears of Interest, on June [•] , 2081. The Securities may not be redeemed at the option of the Issuer other than in accordance with the provisions set forth under “—Redemption”.
Issuer’s Call Option
We may, by giving not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of any tranche of the Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable), redeem all, but not less than all, of the relevant Securities on (i) any date during the period commencing on (and including) the First Call Date to (and including) the First Reset Date or (ii) any Interest Payment Date thereafter at their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, we will redeem the relevant tranche of the Securities.
Make Whole Redemption by the Issuer
The Issuer may, by giving not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and, in accordance with the notice provisions of the indenture, the Holders of any tranche of the Securities (which notice shall be irrevocable and shall specify the date fixed for redemption (the “Make Whole Redemption Date”)), redeem all, but not some only, of the relevant Securities then outstanding on any Business Day falling prior to the First Call Date at the Make Whole Redemption Amount together with any accrued and unpaid interest up to (but excluding) the Make Whole Redemption Date and any outstanding Arrears of Interest. No later than the Business Day immediately following the Reference Date, the Determination Agent shall notify the Issuer, the Trustee and the Principal Paying Agent of the Make Whole Redemption Amount, the Reference Bond Rate and (if applicable) the details of any Similar Security. The Issuer will promptly thereafter notify, in accordance with the notice provisions of the indenture, the Holders of any tranche of the Securities of the Make Whole Redemption Amount, the Reference Bond Rate and (if applicable) the details of any Similar Security. Upon the expiry of such notice, the Issuer shall redeem the relevant tranche of the Securities.
For the purposes of this subsection, unless the context otherwise requires, the following defined terms shall have the meanings set out below:
“Determination Agent” means an investment bank or financial institution of international standing selected by (and at the expense of) the Issuer for the purposes of the calculating the Make Whole Redemption Amount and, if applicable, selecting a Similar Security;
“Make Whole Redemption Amount” means an amount in U.S. dollars equal to the higher of: (x) 100% of the principal amount outstanding of the tranche of the Securities to be redeemed and (y) the sum of the present values of the principal amount outstanding of the relevant Securities and the Remaining Term Interest on the relevant Securities (exclusive of any outstanding Arrears of Interest and any interest accruing on the principal amount of the relevant Securities from, and including, the last Interest Payment Date or, as the case may be, the Issue Date, immediately preceding the Make Whole Redemption Date to, but excluding, the Make Whole Redemption Date) and such present values shall be calculated by discounting such amounts to such Make Whole Redemption Date, on a semi-annual basis (assuming a day count fraction as described under “—Interest Payments—Interest Accrual”) at a per annum rate equal to the Reference Bond Rate, plus the Redemption Margin, all as determined by the Determination Agent;
“Quotation Time” means 11.00 a.m. (New York City time);
“Redemption Margin” means, in respect of the Tranche 1 Securities, [•]% per annum, in respect of the Tranche 2 Securities, [•]% per annum, and, in respect of the Tranche 3 Securities, [•]% per annum;
“Reference Bond” means, in respect of the Tranche 1 Securities, [•] [•]% due [•] (ISIN: [•]), in respect of the Tranche 2 Securities, [•] [•]% due [•] (ISIN: [•]) and, in respect of the Tranche 3 Securities, [•] [•]% due [•] (ISIN: [•]). In any such case if such security is no longer outstanding, a Similar Security chosen by the Determination Agent and notified to the Issuer;
“Reference Bond Price” means, with respect to the Make Whole Redemption Date, (a) the arithmetic average of the Reference Government Bond Dealer Quotations for the Make Whole Redemption Date, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (b) if the Determination Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;
“Reference Bond Rate” means, with respect to the Make Whole Redemption Date, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the Reference Bond Price for such Make Whole Redemption Date;
“Reference Date” means the third Business Day prior to the Make Whole Redemption Date;
“Reference Government Bond Dealer” means each of five banks selected by the Issuer, or their affiliates, which are (a) primary government securities dealers, and their respective successors, or (b) market makers in pricing corporate bond issues (and which may include, for the avoidance of doubt, Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Standard Chartered Bank);
“Reference Government Bond Dealer Quotations” means, with respect to each Reference Government Bond Dealer and the Make Whole Redemption Date, the arithmetic average, as determined by the Determination

Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its principal amount) at the Quotation Time on the Reference Date quoted in writing to the Determination Agent by such Reference Government Bond Dealer;
“Remaining Term Interest” means the aggregate amount of scheduled payment(s) of interest on the relevant tranche of the Securities for the remaining term of the relevant Securities up to (but excluding) the First Call Date determined on the basis of the rate of interest applicable to the relevant Securities from (and including) the date on which the relevant Securities are to be redeemed by the Issuer pursuant to the provision set out under this “—Redemption—Make Whole Redemption by Issuer”; and
“Similar Security” means a U.S. Treasury security having an actual or interpolated maturity comparable with the remaining term of the tranche of the Securities to be redeemed, assuming for this purpose only that the relevant Securities mature on the First Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of a comparable maturity to the First Call Date.
Redemption for Certain Taxation Reasons
The optional tax redemption provisions of the indenture (Section 1108), as described in the accompanying prospectus under the caption “Description of Debt Securities We May Offer—Optional Tax Redemption,” shall not apply to the Securities.
If, immediately prior to the giving of the notice referred to below, a Tax Event or a Withholding Tax Event has occurred and is continuing, then we may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions at any time all, but not less than all, of the relevant Securities at (i) 101% of their principal amount (in the case of a Tax Event where such redemption occurs prior to the relevant First Call Date) or (ii) at 100% of their principal amount (in the case of a Tax Event where such redemption occurs on or after the relevant First Call Date or in the case of a Withholding Tax Event where such redemption occurs at any time), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, we will redeem the relevant tranche of the Securities.
Redemption for Rating Reasons
If, immediately prior to the giving of the notice referred to below, a Capital Event has occurred and is continuing, then we may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of any tranche of the Securities at any time at (i) 101% of their principal amount (where such redemption occurs prior to the relevant First Call Date) or (ii) 100% of their principal amount (where such redemption occurs on or after the relevant First Call Date), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, we will redeem the relevant tranche of the Securities.
Redemption for Accounting Reasons
If, immediately prior to the giving of the notice referred to below, an Accounting Event has occurred and is continuing, then we may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of the relevant Securities at any time at (i) 101% of their principal amount (where such redemption occurs prior to the relevant First Call Date) or (ii) 100% of their principal amount (where such redemption occurs on or after the relevant First Call Date), together, in each case, with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, we will redeem the relevant tranche of the Securities.
Redemption for Change of Control Event
If, immediately prior to the giving of the notice referred to below, a Change of Control Event has occurred and is continuing, then we may, subject to having given not less than 10 but not more than 60 calendar days’ notice to the Trustee, the Principal Paying Agent and the Holders of any tranche of the Securities in accordance with the notice provisions set forth in the indenture (which notice shall be irrevocable) and subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation”, redeem in accordance with such conditions all, but not less than all, of the relevant Securities at any time at 101% of their principal amount, together with any accrued and unpaid interest up to (but excluding) the redemption date and any outstanding Arrears of Interest. Upon the expiry of such notice, we will redeem the relevant tranche of the Securities.
The Trustee is under no obligation to ascertain whether a Change of Control Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Event or Change of Control has occurred, and until it shall receive an Officer’s Certificate pursuant to the indenture to the contrary, the Trustee may assume that no Change of Control Event or Change of Control or other such event has occurred.
The Issuer intends (without thereby assuming a legal or contractual obligation) that for so long as the Securities remain outstanding, if a Change of Control Event occurs, it will launch a tender offer for all outstanding unsubordinated debt securities (which do not already contain a contractual right of the holders of such debt securities for such securities to be redeemed or repurchased as a result of the events giving rise to the Change of Control Event) at a price equal to not less than their aggregate principal amount plus accrued and unpaid interest as soon as reasonably practicable following such event.
We will notify the Trustee and the Principal Paying Agent of the redemption price of Securities to be redeemed promptly after the calculation thereof, and none of the Trustee, any Paying Agent or the Agent Bank shall have any responsibility for any calculation or determination in respect of the redemption price of any Securities, or any component thereof, including any Make Whole Redemption Amount, and shall be entitled to receive, and fully protected in relying upon, an officers’ certificate from us that states such redemption price.
Substitution or Variation
If an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event (each a “Substitution or Variation Event”) has occurred and is continuing, then we may, as an alternative to redemption, subject to the conditions set forth under “—Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation” (without any requirement for the consent or approval of the Holders of the relevant tranche of the Securities) and subject to the Trustee, immediately prior to the giving of any notice referred to herein, having received an Officer’s Certificate and an Opinion of Counsel (each as defined in the indenture), each stating to the effect that the provisions of this section have been complied with, and having given not less than 10 but not more than 60 days’ notice to the Trustee, the Principal Paying Agent and the Holders of the relevant tranche of the Securities (which notice shall be irrevocable), at any time either (i) substitute all, but not less than all, of the relevant Securities for, or (ii) vary the terms of the relevant Securities with the effect that they remain or become (as the case may be), Qualifying Securities, and the Trustee shall (subject to the following provisions of this section and subject to the receipt by it of the Officer’s Certificate referred to below) agree to such substitution or variation.
Upon expiry of such notice, we will either vary the terms of or, as the case may be, substitute the relevant tranche of the Securities in accordance with this section.
The Trustee agrees, at the expense of the Issuer and subject as aforesaid, to use reasonable, non-discretionary and ministerial efforts to assist the Issuer in the substitution of the Qualifying Securities for the relevant Securities, or the variation of the terms of the relevant Securities so that they remain, or as appropriate, become, Qualifying Securities, provided that the Trustee shall not be obliged to participate in, or assist with, any such substitution or variation if the terms of the proposed Qualifying Securities or the participation in or assistance with such substitution or variation would impose, in the Trustee’s opinion, more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in the terms of the relevant Securities and/or any documents to which it is a party in any way and, separately, against which it is not indemnified and/or secured and/or prefunded to its satisfaction, if it shall so require. If the Trustee does not participate or assist as provided above, we may redeem the relevant tranche of the Securities as provided in “—Redemption”.
In connection with any substitution or variation in accordance with this section, we will comply with the rules of any stock exchange on which the relevant Securities are for the time being listed or admitted to trading.
Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not give rise to any other Substitution or Variation Event with respect to the Qualifying Securities.
Any such substitution or variation in accordance with the foregoing provisions following a Substitution or Variation Event shall only be permitted if it does not result in the Qualifying Securities no longer being eligible for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as is attributed to the relevant Securities on the date notice is given to Holders of the substitution or variation.
“Qualifying Securities” means securities that:
(a)
are issued by the Issuer or any wholly-owned direct or indirect finance subsidiary of the Issuer with a guarantee of such obligations by the Issuer;

(b)
rank and (save in the case of a direct issue by the Issuer) benefit from a guarantee that ranks in relation to the obligations of the Issuer under such securities and/or such guarantee (as the case may be), equally with the ranking of the relevant Securities and pari passu in a winding-up or liquidation of the Issuer with any Parity Obligations of the Issuer;

(c)
contain terms not materially less favorable to Holders of the relevant tranche of the Securities than the terms of the relevant Securities (as reasonably determined by the Issuer (in consultation with an independent investment bank or counsel of international standing)) and which:

(i)
provide for the same or a more favorable Interest Rate from time to time as applied to the relevant Securities immediately prior to such substitution or variation and preserve the same Interest Payment Dates;

(ii)
preserve the obligations (including the obligations arising from the exercise of any right) of the Issuer as to principal and as to redemption of the relevant Securities, including (without limitation) as to timing of, and amounts payable upon, such redemption;

(iii)
preserve any existing rights under the terms of the relevant Securities to any accrued interest, any Deferred Interest Payments, any Arrears of Interest and any other amounts payable under the relevant Securities which, in each case, has accrued to Holders of the relevant tranche of the Securities and not been paid;

(iv)
do not contain terms providing for the mandatory deferral of payments of interest and/or principal;

(v)
do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(vi)
are (i) listed on the Nasdaq Global Market, (ii) listed on the Official List and admitted to trading on the London Stock Exchange plc’s Main Market or (iii) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by the Issuer.

For the purposes of the definition of Qualifying Securities:
“Official List” means the Official List of the Financial Conduct Authority acting under Part VI of the Financial Services and Markets Act 2000; and

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the Income Tax Act 2007 as the same may be amended from time to time and any provision statute or statutory instrument replacing the same from time to time.
Preconditions to Special Event Redemption, Change of Control Event Redemption, and Substitution and Variation
Prior to giving any notice of redemption pursuant to the provisions set for under “—Redemption” (other than redemption pursuant to “—Redemption—Issuer’s Call Option” or “—Redemption—Make Whole Redemption by the Issuer”) or any notice of substitution or variation pursuant to the provisions set forth in”—Substitution or Variation”, we will deliver to the Trustee an Officer’s Certificate in form satisfactory to the Trustee stating that the relevant requirement or circumstance giving rise to the right to redeem, substitute or vary is satisfied, and where the relevant Special Event requires measures reasonably available to the Issuer to be taken, the relevant Special Event cannot be avoided by the Issuer taking such measures. In relation to a substitution or variation pursuant to the provisions set forth in “—Substitution or Variation”, such certificate shall also include further certifications that the criteria specified in paragraphs (a) to (d) of the definition of Qualifying Securities will be satisfied by the Qualifying Securities upon issue and that such determinations were reached by the Issuer in consultation with an independent investment bank or counsel of international standing. The Trustee may rely absolutely upon and shall be entitled to accept such Officer’s Certificate without any liability to any person for so doing and without any further inquiry as sufficient evidence of the satisfaction of the conditions precedent set out in such paragraphs in which event it shall be conclusive and binding on the Holders.
Any redemption of any tranche of the Securities in accordance with conditions set forth under “—Redemption—Issuer’s Call Option,—Redemption for Certain Taxation Reasons,—Redemption for Rating Reasons,—Redemption for Accounting Reasons or—Redemption for Change of Control Event”, shall be conditional on all outstanding Arrears of Interest being paid in full in accordance with the provisions under “—Optional Interest Deferral” on or prior to the date thereof, together with any accrued and unpaid interest up to (but excluding) such redemption, substitution or, as the case may be, variation date.
The Trustee is under no obligation to ascertain whether any Special Event or Change of Control Event or Change of Control or any event which could lead to the occurrence of, or could constitute, any such Special Event, Change of Control Event or Change of Control, has occurred and, until it shall receive an Officer’s Certificate pursuant to the indenture to the contrary, the Trustee may assume that no such Special Event, Change of Control Event or Change of Control or such other event has occurred.
Subordination
General
In the event of:
(i)
an order being made, or an effective resolution being passed, for the winding-up of the Issuer (except, in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction, amalgamation or the substitution in place of the Issuer of a “successor in business” of the Issuer, the terms of which reorganization, reconstruction, amalgamation or substitution do not provide for a claim to be made in the winding-up or administration of the Issuer in respect of the Securities); or

(ii)
an administrator of the Issuer being appointed and such administrator giving notice that it intends to declare and distribute a dividend,

(each, an “Additional Enforcement Event”), there shall be payable by the Issuer in respect of each Security (in lieu of any other payment by the Issuer), such amount, if any, as would have been payable to the Holder of such Security if, on the day prior to the commencement of the winding-up or such administration, as the case may be, and thereafter, such Holder were the holder of one of a class of preference shares in the capital of the Issuer (“Notional Preference Shares”) having an equal right to a return of assets in the winding-up or such administration, as the case may be, and so ranking pari passu with, the holders of Parity Obligations, but ranking junior to the claims of holders of all Senior Obligations (except as otherwise provided by mandatory provisions of law), on the assumption that the amount that such Holder was entitled to receive in respect of each Notional Preference Share on a return of assets in such winding-up or such administration, as the case may be, were an amount equal to the principal amount of the relevant Security and any accrued and unpaid interest and any outstanding Arrears of Interest (and, in the case of an administration, on the assumption that holders of preference shares were entitled to claim and recover in respect of their preference shares to the same degree as in a winding-up).
Nothing in this section “—Subordination—General” or “—Event of Default” shall affect or prejudice the payment of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the Agents or the rights and remedies of the Trustee or the Agents in respect thereof.
Accordingly, and without prejudice to the rights of the Trustee or the Agents, the claims of Holders of all Senior Obligations will first have to be satisfied in any winding-up or administration before the Holders of any tranche of the Securities may expect to obtain any recovery in respect of their Securities, and prior thereto, Holders will have only limited ability to influence the conduct of such winding-up or administration. See “Risk Factors—Risks related to the Securities—Limited Remedies”.
No Set-off, etc.
Subject to applicable law, no Holder of any tranche of the Securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under or in connection with, the relevant Securities and each Holder of any tranche of the Securities shall, by virtue of their holding of any Security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the rights and claims of any Holder of any tranche of the Securities in respect of or arising under or in connection with the relevant Securities are discharged by set-off, such Holder will, subject to applicable law, be required (and by acquiring the Securities, will be deemed to have agreed that it shall) immediately pay an amount equal to the amount of such discharge to the Issuer or, if applicable, the liquidator, trustee, receiver or administrator of the Issuer and, until such time as payment is made, will hold a sum equal to such amount on trust for the Issuer or, if applicable, the liquidator, trustee, receiver or administrator in the Issuer’s winding-up or administration. Accordingly, any such discharge will be deemed not to have taken place.
Governing Law
The Securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that, the subordination provisions of the Securities will be governed by and construed in accordance with English law. For the avoidance of doubt, the payment of the costs, charges, expenses, indemnities, liabilities or remuneration of the Trustee or the Agents shall be governed by the laws of the State of New York.
Event of Default
For the avoidance of doubt, the events of default provisions of the base indenture describing certain events of default other than payment defaults (Sections 501(3)-(10)), providing for acceleration (Section 502), providing for collection suits (Section 503) and providing for limitations on suits (Section 507), as described in the accompanying prospectus under the caption “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default,” shall not apply to the Securities.
Proceedings
If a default is made by the Issuer for a period of 14 days or more in the payment of any principal or premium (if any) or 21 days or more in the payment of any interest, in each case in respect of any tranche of the Securities and which is due (an “Event of Default”), then the Issuer shall, without notice from the Trustee, be deemed to be in default under the indenture and the relevant Securities and the Trustee at its sole discretion may, notwithstanding the provisions set forth under “—Event of Default—Enforcement” below but subject to the provisions set forth under “—Event of Default—Entitlement of Trustee”, institute proceedings for the winding-up of the Issuer and/or prove and/or claim in the winding-up or administration of the Issuer, such claim being subordinated, and for the amount, as provided in “—Subordination—General”.

Enforcement
The Trustee may, at its discretion (subject to the provisions set forth under “—Event of Default—Entitlement of Trustee”) and without further notice, institute such proceedings or take such steps or actions against the Issuer as it may think fit to enforce any term or condition binding on the Issuer under the indenture or the relevant tranche of the Securities, but in no event shall the Issuer, by virtue of the institution of any such proceedings, steps or actions, be obliged to pay any sum or sums sooner than the same would otherwise have been payable by it.
Entitlement of Trustee
The Trustee shall not be bound to take any of the actions referred to in the provisions set forth under “—Event of Default—Proceedings” or “—Event of Default—Enforcement” above against the Issuer to enforce the terms of the indenture or any tranche of the Securities at the request of the Holders of the relevant Securities or take any other action or step under or pursuant to the terms of the relevant Securities or the indenture unless (i) it shall have been so directed or requested in writing by the Holders of any tranche of the Securities of at least 25% in principal amount of the relevant Securities then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction. However, if an Event of Default or Additional Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the request of the Holders of any tranche of the Securities of at least 25% in principal amount of the relevant Securities then outstanding.
Right of Holders
No Holder of any tranche of the Securities shall be entitled to proceed directly against the Issuer or to institute proceedings for the winding-up or to prove or claim in the winding-up or administration of the Issuer (except actions for payment of overdue principal, premium or interest) unless the Trustee, having become so bound to proceed, institute, prove or claim, fails or is unable to do so within a 60 day period and such failure or inability shall be continuing, in which case such Holder shall have only such rights against the Issuer as those which the Trustee is entitled to exercise as set out in this section.
Extent of Holders’ remedy
No remedy against the Issuer, other than as referred to in this Event of Default section, shall be available to the Trustee or the Holders of any tranche of the Securities, whether for the recovery of amounts owing in respect of the relevant Securities or under the indenture or in respect of any breach by the Issuer of any of its other obligations under or in respect of the relevant Securities or under the indenture. For the avoidance of doubt, nothing in the foregoing shall prevent the Trustee from proving in any winding-up or administration of the Issuer and/or claiming in any winding-up or administration of the Issuer (even if not instituted by the Trustee).
Payment of Additional Amounts
All payments on the Securities will be made without deducting U.K. withholding taxes, except as required by law. If any such deduction is required on payments to non-U.K. investors, we will pay additional amounts on those payments to the extent described under “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the accompanying prospectus. Notwithstanding the foregoing, any amounts to be paid on the Securities by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any person will be required to pay any additional amounts in respect of FATCA Withholding.

Definitions
As used in the “Description of Securities”, the following terms have the meanings set forth below:
“Accounting Event” shall be deemed to occur if, as a result of a change in accounting principles which becomes effective on or after the Issue Date, but not otherwise, the obligations of the Issuer under the relevant Securities must not or may no longer be recorded as a “financial liability” in the next following audited annual consolidated financial statements of the Issuer prepared in accordance with IFRS or any other accounting standards that the Issuer may adopt in the future for the preparation of its audited annual consolidated financial statements in accordance with United Kingdom company law;
“Agent Bank” is the agent bank that entered into the calculation agent agreement with the Issuer dated [•], 2021, which will initially be The Bank of New York Mellon, London Branch;
“Agents” means the Agent Bank and the Paying Agent or any of them;
“Additional Enforcement Event” has the meaning given to it under “—Subordination”;
“Arrears of Interest” has the meaning given to it under “—Optional Interest Deferral—Deferral of Payments”;
“Business Day” means a day, other than a Saturday, Sunday or public holiday, on which commercial banks and foreign exchange markets are open for general business in London and New York City;
“Calculation Amount” has the meaning given to it under “—Interest Payments—Interest Accrual”;
“Capital Event” shall be deemed to occur if the Issuer has received, and confirmed in writing to the Trustee that it has so received, confirmation from any Rating Agency then providing a solicited rating of the Issuer or any tranche of the Securities at the invitation of, or with the consent of, the Issuer and in connection with which the relevant Securities are assigned an equity credit, either directly or via a publication by such Rating Agency, that an amendment, clarification or change has occurred in its equity credit criteria which becomes effective on or after the Issue Date (or, if later, effective after the date on which the relevant Securities are assigned “equity credit” by such Rating Agency for the first time) and as a result of which, but not otherwise, the relevant Securities will no longer be eligible (or if the relevant Securities have been partially or fully re-financed since the Issue Date and are no longer eligible for “equity credit” in part or in full as a result thereof, the relevant Securities would no longer have been eligible as a result of such change had they not been re-financed) for the same, or a higher amount of, “equity credit” (or such other nomenclature that the Rating Agency may then use to describe the degree to which an instrument exhibits the characteristics of an ordinary share) as was attributed to the relevant Securities at the Issue Date (or if “equity credit” is not assigned to the relevant Securities by the relevant Rating Agency on the Issue Date, at the date on which “equity credit” is assigned by such Rating Agency for the first time);
“Change of Control” means the occurrence of an event whereby any person or any persons acting in concert (as defined in the City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to the preexisting shareholders of the Issuer, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (A) more than 50% of the issued or allotted ordinary share capital of the Issuer or (B) shares in the capital of the Issuer carrying more than 50% of the voting rights normally exercisable at a general meeting of the Issuer; provided that, no Change of Control shall be deemed to occur if the event would otherwise have constituted a Change of Control occurs or is carried out for the purposes of a reorganizations on terms previously approved by the Holders of at least 75% in principal amount of the Securities then outstanding;
“Change of Control Event” shall be deemed to occur if:
(a)
a Change of Control occurs; and

(b)
any of the Issuer’s Senior Unsecured Obligations carry:

(A)
an investment grade credit rating (Baa3 BBB-, or their respective equivalents, or better) (an “Investment Grade Rating”), by any Relevant Rating Agency at the invitation of the Issuer; or

(B)
(where there is no credit rating from any Relevant Rating Agency assigned at the invitation of the Issuer), an Investment Grade Rating by any Relevant Rating Agency of its own volition,

and
(x)
such rating is, within the Change of Control Period, either downgraded to a non-investment grade credit rating (Ba1 BB-, or their respective equivalents, or worse) (a “Non-Investment Grade Rating”) or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Relevant Rating Agency;

(y)
and there remains no other Investment Grade Rating of any of the Issuer’s Senior Unsecured Obligations from any other Relevant Rating Agency; and

(c)
in making any decision to downgrade or withdraw an Investment Grade Rating pursuant to paragraph (b) above, such Relevant Rating Agency announces publicly or confirms in writing to the Issuer or the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the relevant Change of Control.

Further, if at the time of the occurrence of the relevant Change of Control the Issuer’s Senior Unsecured Obligations are not assigned an Investment Grade Rating by any Relevant Rating Agency, a Change of Control Event will be deemed to occur upon the occurrence of a Change of Control alone.
If the rating designations employed by either Moody’s Investors Service Limited (“Moody’s”) or S&P Global Ratings Europe (“S&P”) are changed from those which are described in paragraph (b) of the definition of “Change of Control Event” above, or if a rating is procured from a Substitute Relevant Rating Agency, the Issuer shall determine the rating designations of Moody’s or S&P or such Substitute Relevant Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P and the definition of “Change of Control Event” shall be construed accordingly;
“Change of Control Period” means the period commencing upon a Change of Control and ending 90 days after the Change of Control (or such longer period for which the Senior Unsecured Obligations are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review, such period not to exceed 60 days after the public announcement of such consideration);
“Compulsory Arrears of Interest Settlement Event” shall have occurred if:
(a)
a dividend (either interim or final), other distribution or payment was validly resolved on, declared, paid or made in respect of (i) ordinary shares of the Issuer, (ii) any obligations of the Issuer which rank or are expressed to rank pari passu with the ordinary shares of the Issuer or (iii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the ordinary shares of the Issuer, except where (x) such dividend, other distribution or payment was required to be resolved on, declared, paid or made exclusively in ordinary shares of the Issuer or in respect of any share option, or any free share allocation plan in each case reserved for directors, officers and/or employees of the Issuer or any of its affiliates or any associated liquidity agreements or any associated hedging transactions or (y) the Issuer is obliged under the terms of such securities or by mandatory operation of law to make such dividend, distribution or other payment; or

(b)
a dividend (either interim or final), other distribution or payment was validly resolved on, declared, paid or made in respect of any Parity Obligations of the Issuer, except where such dividend, distribution or payment was required to be declared, paid or made under the terms of such Parity Obligations of the Issuer or by mandatory operation of law; or

(c)
the Issuer has redeemed, repurchased or otherwise acquired (i) any ordinary shares of the Issuer, (ii) any obligations of the Issuer which rank or are expressed to rank pari passu with the ordinary shares of the Issuer or (iii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the ordinary shares of the Issuer, except where (v) such repurchase or acquisition was undertaken in respect of any share option, or any free share allocation plan in each case reserved for directors, officers and/or employees of the Issuer or any of its affiliates or any associated liquidity agreements or any associated hedging transactions, (w) the Issuer is obliged under the terms of such securities or by mandatory operation of law to make such repurchase or acquisition or (x) such repurchase or acquisition was made by or on behalf of the Issuer as part of an intra-day transaction that does not result in an increase in the aggregate number of ordinary shares held by or on behalf of the Issuer as treasury shares at 8:30 a.m. London time on the Interest Payment Date on which any outstanding Arrears of Interest were first deferred, (y) such repurchase or acquisition results from hedging of any convertible securities issued by the Issuer or by any Subsidiary of the Issuer and guaranteed by the Issuer; or (z) such repurchase or acquisition results from the settlement of existing equity derivatives after the Interest Payment Date on which any outstanding Arrears of Interest were first deferred;
(d)
the Issuer, or any Subsidiary of the Issuer, has redeemed, repurchased or otherwise acquired any Parity Obligations of the Issuer, except where (x) such redemption, repurchase or acquisition is effected as a public cash tender offer or public exchange offer at a purchase price per security which is below its par value or (y) the Issuer, or any Subsidiary of the Issuer, is obliged under the terms of such securities or by mandatory operation of law to make such redemption, repurchase or acquisition or (z) such acquisition results from the conversion of any convertible securities issued by the Issuer or issued by a Subsidiary of the Issuer with a guarantee from the Issuer;

“Deferred Interest Payment” has the meaning given to it under “—Optional Interest Deferral—Deferral of Payments”;
“Determination Agent” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“First Fixed Interest Rate” has the meaning given to it under “—Interest Payments—First Fixed Interest Rate”;
“First Call Date” means the First Tranche 1 Call Date, the First Tranche 2 Call Date or the First Tranche 3 Call Date, as applicable;
“First Reset Date” means the First Tranche 1 Reset Date, the First Tranche 2 Reset Date or the First Tranche 3 Reset Date, as applicable;
“First Tranche 1 Call Date” means June [•], 2026;
“First Tranche 1 Reset Date” means September [•], 2026;
“First Tranche 2 Call Date” means March [•], 2031;
“First Tranche 2 Reset Date” means June [•], 2031;
“First Tranche 3 Call Date” December [•], 2050;
“First Tranche 3 Reset Date” means June [•], 2051;
“Interest Payment” means, in respect of an Interest Payment Date, the amount of interest payable on the relevant Securities for the relevant Interest Period in accordance with “—Interest Payments”;
“Interest Payment Date” means, in respect of the Tranche 1 Securities, March [•] and September [•] in each year, commencing on (and including) March [•], 2022, and the Maturity Date; in respect of the Tranche 2 Securities, June [•] and December [•] in each year, commencing on (and including) December [•], 2021; and, in respect of the Tranche 3 Securities, June [•] and December [•] in each year, commencing on (and including) December [•], 2021, subject in each case to adjustment as described under “—Interest Payments—Interest Rate”;
“Interest Period” means the period beginning on (and including) the Issue Date and ending on (but excluding) the relevant first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date;

“Interest Rate” means the relevant First Fixed Interest Rate and/or each Subsequent Fixed Interest Rate, as the case may be;
“Issue Date” has the meaning given to it under “—Interest Payments—Interest Rate”;
“Junior Obligations” means any shares in the capital of the Issuer (except for preference shares in the capital of the Issuer (if any)) or any other securities or obligations issued or owed by the Issuer (including guarantees or indemnities or support arrangements given by the Issuer in respect of securities or obligations owed by other persons) which rank, or are expressed to rank, junior to the Securities or to the most junior class of preference shares in the capital of the Issuer;
“Make Whole Redemption Amount” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Mandatory Settlement Date” means the earlier of:
(a)
the date on which a Compulsory Arrears of Interest Settlement Event occurs;

(b)
the next scheduled Interest Payment Date on which the Issuer pays interest on the relevant Securities; or

(c)
the date on which the relevant Securities are redeemed or repaid in accordance with “—Subordination”, “—Redemption” or “—Event of Default”;

“Maturity Date” means, in respect of each Tranche of the Securities, June [•], 2081, subject in each case to adjustment as described under “—Interest Payments—Interest Rate”;
“Parity Obligations” means (if any) (i) the most junior class of preference share capital in the Issuer ranking ahead of the ordinary shares in the capital of the Issuer and any other obligations of the Issuer, issued directly or indirectly by it, which rank, or are expressed to rank, pari passu with the relevant Securities or such preference shares and (ii) any obligations of any Subsidiaries of the Issuer benefiting from a guarantee or support agreement entered into by the Issuer which ranks, or is expressed to rank, pari passu with the relevant Securities or such preference shares;
As at the Issue Date (and for so long as the same remain outstanding), Parity Obligations include the Issuer’s:
1.
£1,720,000,000 1.50% Subordinated Mandatory Convertible Bonds due 2022 (ISIN: XS1960589668);

2.
€500,000,000 Capital Securities due 2078 (ISIN: XS 1888179550);

3.
£500,000,000 Capital Securities due 2078 (ISIN: XS1888180996);

4.
U.S.$1,300,000,000 Capital Securities due 2078 (ISIN: XS1888180640);

5.
€2,000,000,000 Capital Securities due 2079 (ISIN: XS1888179477);

6.
U.S.$2,000,000,000 Capital Securities due 2079 (ISIN: US92857WBQ24);

7.
€1,000,000,000 Capital Securities due 2080 (ISIN: XS2225157424); and

8.
€1,000,000,000 Capital Securities due 2080 (ISIN: XS2225204010).

“Qualifying Securities” has the meaning given to it under “—Substitution or Variation”;
“Rating Agency” means Fitch Ratings Limited, Moody’s or S&P or any of their respective affiliates or successors or any rating agency substituted for any of them by the Issuer from time to time;
“Redemption Margin” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Reference Bond” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Reference Bond Price” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;

“Reference Bond Rate” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Reference Date” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Reference Government Bond Dealer” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Reference Government Bond Dealer Quotations” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Remaining Term Interest” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Relevant Date” means (i) in respect of any payment other than a sum to be paid by the Issuer in a winding-up or administration of the Issuer, the date on which such payment first becomes due and payable but, if the full amount of the moneys payable on such date has not been received by the Principal Paying Agent or the Trustee on or prior to such date, the Relevant Date means the date on which such moneys shall have been so received and notice to that effect shall have been given to the Holders, and (ii) in respect of a sum to be paid by the Issuer in a winding-up or administration of the Issuer, the date which is one day prior to the date on which an order is made or a resolution is passed for the winding-up or, in the case of an administration, one day prior to the date on which any dividend is distributed;
“Relevant Rating Agency” means Moody’s or S&P or any of their respective affiliates or successors or any rating agency (a “Substitute Relevant Rating Agency”) substituted for any of them by the Issuer from time to time;
“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the First Reset Date;
“Reset Interest Determination Date” means the second U.S. Government Business Day prior to the relevant Reset Date;
“Reset Period” means the period from one Reset Date to (but excluding) the next following Reset Date;
“Senior Obligations” means all obligations of the Issuer, issued directly or indirectly by it, other than Parity Obligations and Junior Obligations;
“Senior Unsecured Obligations” means any of the Issuer’s senior unsecured obligations;
“Similar Security” has the meaning given to it under “—Redemption—Make Whole Redemption by the Issuer”;
“Special Event” means any of an Accounting Event, a Capital Event, a Tax Event or a Withholding Tax Event or any combination of the foregoing;
“Subsequent Fixed Interest Rate” has the meaning given to it under “—Interest Payments—Subsequent Fixed Interest Rates”;
“Subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006;
“Substitution or Variation Event” has the meaning given to it under “—Substitution or Variation”;
“successor in business” means, in relation to a company, any other company which:
(a)
owns beneficially the whole or substantially whole of the undertaking, property and assets owned by such company immediately prior thereto; and

(b)
carries on, as successor to such company, the whole or substantially the whole of the business carried on by such company immediately prior thereto;

“Tax Event” shall be deemed to have occurred if as a result of a Tax Law Change:

(a)
in respect of, or as a result of, the Issuer’s obligation to make any Interest Payment on the next following Interest Payment Date, the Issuer would not be entitled to claim a deduction in computing its taxation liabilities in its jurisdiction of incorporation, and any other territory or authority or additional territory or authority to whose taxing jurisdiction the Issuer has become subject (the “Relevant Jurisdiction”) or such entitlement is materially reduced or materially delayed (a “disallowance”);

(b)
the relevant Securities are prevented from being treated as loan relationships for tax purposes in the Relevant Jurisdiction; or

(c)
in respect of the Issuer’s obligation to make any Interest Payment on the next following Interest Payment Date, where a deduction arises in respect of such Interest Payment the Issuer would not to any material extent be entitled to have such deduction set against the profits of companies with which it is grouped for applicable tax purposes in the Relevant Jurisdiction (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist) otherwise than as a result of a disallowance within (a), and, in each case, the Issuer cannot avoid the foregoing in connection with the relevant tranche of the Securities by taking measures reasonably available to it, provided measures reasonably available to the Issuer shall not include allocating a disallowance provided for in (a) above to any other company or security;
“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the Relevant Jurisdiction or any political subdivision or any authority thereof or therein having the power to tax, including any treaty to which the Relevant Jurisdiction is a party, or any change in the application of official or generally published interpretation of such laws or regulations, including a decision of any court or tribunal, or any interpretation or pronouncement by any relevant tax authority that provides for a position with respect to such laws or regulations or interpretation thereof that differs from the previously generally accepted position in relation to similar transactions, which change or amendment becomes, or would become, effective on or after the Issue Date;
“United Kingdom” means the United Kingdom of Great Britain and Northern Ireland;
“U.S. dollar”, “U.S.$” and “cent” mean the lawful currency of the United States of America; and
a “Withholding Tax Event” shall be deemed to occur if as a result of a Tax Law Change, in making any payments on the relevant Securities, the Issuer has paid or will or would on the next Interest Payment Date be required to pay Additional Amounts on the relevant Securities and the Issuer cannot avoid the foregoing in connection with the relevant Securities by taking measures reasonably available to it.
The following paragraphs do not form part of the terms and conditions of the Securities.
The Issuer intends (without thereby assuming a legal obligation) at any time that it will (a) redeem or (b) repurchase any tranche of the Securities, it will so redeem or repurchase the relevant Securities only to the extent that the aggregate principal amount of the Securities to be redeemed or repurchased does not exceed the net proceeds received by the Issuer or any Subsidiary of the Issuer prior to or on the date of such redemption or repurchase from the sale or issuance by the Issuer or such Subsidiary to third party purchasers (other than group entities of the Issuer) of securities which are assigned by S&P at the time of sale or issuance, an aggregate “equity credit” (or such similar nomenclature used by S&P from time to time) that is equal to or greater than the “equity credit” assigned to the Securities to be redeemed or repurchased at the time of their issuance (but taking into account any changes in hybrid capital methodology or another relevant methodology or the interpretation thereof since the issuance of therelevant Securities), unless:
(i)
the credit rating or the stand-alone credit profile assigned by S&P to the Issuer is at least the same as or higher than the credit rating or stand-alone credit profile assigned to the Issuer on the date when the most recent additional hybrid security was issued (excluding refinancing without net new issue) and the Issuer is of the view that such rating would not fall below this level as a result of such redemption or repurchase; or

(ii)
in the case of a repurchase or redemption, taken together with relevant repurchases or redemptions of hybrid securities of the Issuer, such repurchase or redemption is less than (x) 10% of the aggregate principal amount of the Issuer’s outstanding hybrid securities in any period of 12 consecutive months or (y) 25% of the aggregate principal amount of the Issuer’s outstanding hybrid securities in any period of 10 consecutive years, provided that such repurchase or redemption has no materially negative effect on the Issuer’s credit profile; or
(iii)
the relevant tranche of the Securities is not assigned an “equity credit” (or such similar nomenclature then used by S&P) at the time of such redemption or repurchase; or

(iv)
the relevant tranche of the Securities is redeemed pursuant to a Tax Event, a Withholding Tax Event, an Accounting Event, a Capital Event or a Change of Control Event; or

(v)
in the case of a repurchase, such repurchase relates to an aggregate principal amount of any tranche of the Securities which is less than or equal to the excess (if any) above the maximum aggregate principal amount of the Issuer’s hybrid capital to which S&P then assigns equity content under its prevailing methodology; or

(vi)
such repurchase or redemption occurs on or after: (i) in the case of the Tranche 1 Securities, September [•], 2046; (ii) in the case of the Tranche 2 Securities, June [•], 2051 and (iii) in the case of the Tranche 3 Securities, June [•], 2071.” .

USE OF PROCEEDS
We estimate that the net proceeds (after underwriting discounts but before expenses) from the sale of the Securities will be approximately U.S.$[•]. We intend to use the net proceeds from the sale of the Securities for general corporate purposes, which may include funding repurchases of ordinary shares issued in connection with the £1,720,000,000 1.50% Subordinated Mandatory Convertible Bonds due 2022.
UNDERWRITING
We have entered into an underwriting agreement and a pricing agreement with the underwriters listed below. Subject to certain conditions, we have agreed to sell, and each underwriter has severally agreed to purchase, the principal amount of Securities indicated opposite such underwriter’s name in the following table:
	Principal Amount of Tranche 1 Securities	Principal Amount of Tranche 2 Securities	Principal Amount of Tranche 3 Securities
Barclays Capital Inc.	U.S.$ [•]	U.S.$ [•]	U.S.$ [•]
BofA Securities, Inc.	U.S.$ [•]	U.S.$ [•]	U.S.$ [•]
J.P. Morgan Securities LLC	U.S.$ [•]	U.S.$ [•]	U.S.$ [•]
Mizuho Securities USA LLC	U.S.$ [•]	U.S.$ [•]	U.S.$ [•]
Standard Chartered Bank	U.S.$ [•]	U.S.$ [•]	U.S.$ [•]
Total	U.S.$ [•]	U.S.$ [•]	U.S.$ [•]
The underwriters are committed to take and pay for all of the Securities being offered, if any are taken. The sale of the Securities to the public by the underwriters is subject to the receipt and acceptance of, and the underwriters’ right to reject, any order, in whole or in part.
Securities sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters may sell Securities to securities dealers at a discount from the initial public offering price of up to [•]% of the principal amount of the Tranche 1 Securities, [•]% of the principal amount of the Tranche 2 Securities and [•]% of the principal amount of the Tranche 3 Securities. These securities dealers may resell any Securities purchased from the underwriters to other brokers or dealers at a discount from the initial public offering price of up to [•]% of the principal amount of the Tranche 1 Securities, [•]% of the principal amount of the Tranche 2 Securities and [•]% of the principal amount of the Tranche 3 Securities. If all of the Securities of a tranche are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms of such tranche of the Securities.
The Securities are new issues of securities with no established trading markets. Application will be made to list the Securities on the Nasdaq Global Market. We expect that the Securities will be eligible for trading on the Nasdaq Global Market within 30 days after delivery of the Securities. We have been advised by the underwriters that the underwriters intend to make markets in the Securities but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Securities.
Delivery of the Securities will be made against payment on June [•], 2021. Trades of securities in the secondary market generally are required to settle in two business days, referred to as T+2, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the Securities will not be made on a T+2 basis, investors who wish to trade the Securities before a final settlement will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.
In connection with the offering, the underwriters may purchase and sell Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Securities than they are required to purchase in the offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market prices of Securities while the offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Securities sold by or for the account of such underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of Securities. As a result, the prices of Securities may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
In the ordinary course of their respective businesses the underwriters and their affiliates have engaged and may in the future engage in various banking and financial services for and commercial transactions in the ordinary course of business with us and our affiliates for which they received or will receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We estimate that our total allocable expenses (which consist of, among other fees, legal fees and expenses, accounting fees and expenses and printing expenses) for this offering, excluding underwriting discounts, will be approximately U.S.$[•].
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933.
(1)
Each of the underwriters has severally represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities which are the subject of the offering to any retail investor in the EEA. For the purposes of this provision:

(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);
(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

(2)
Each of the underwriters has severally represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities which are the subject of the offering to any retail investor in the UK. For the purposes of this provision:

(c)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”);

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(d)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

(3)
Each underwriter has represented, warranted and agreed that, in connection with the distribution of the Securities:

(a)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer.

Standard Chartered Bank will not effect any offers or sales of any Securities in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.
Selling Restrictions
PRIIPs Regulation / PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the Securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
UK MiFIR product governance / Professional investors and ECPs only target market—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Securities has led to the conclusion that: (i) the target market for the Securities is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK MiFIR”); and (ii) all channels for distribution of the Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
UK PRIIPs Regulation / Prohibition of sales to UK retail investors—The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).
Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of the Securities in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the Securities. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in Canada
The Securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland
The Securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Securities or the offering thereof may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the Issuer, the Securities or the offering thereof have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of Securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Securities.
Notice to Prospective Investors in the United Arab Emirates
The Securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Hong Kong
The Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Securities have not been and will not be registered for a public offering in Japan pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”). The Securities may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan or having its principal office in Japan) or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Securities pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivatives Contracts Regulations 2018).
Singapore Securities and Futures Act Product Classification: In connection with Section 309B of the SFA and the CMP Regulations 2018, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are ‘prescribed capital markets products’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

TAXATION
United Kingdom Taxation
The section in the accompanying prospectus under “Taxation—United Kingdom Taxation—Debt Securities” shall be replaced with the following section in relation to the Securities:
“Interest Payments
References to “interest” in this section mean amounts that are treated as interest for the purposes of UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the Securities or any related documentation.
Payments of interest on the Securities will not be subject to withholding or deduction for or on account of UK taxation so long as the Securities are, and continue to be, listed on a “recognized stock exchange” within the meaning of Section 1005 of the UK Income Tax Act 2007 (which includes the Nasdaq Global Market).
In all other cases, and subject to the availability of other reliefs under domestic law, payments of interest will generally be made after deduction of tax at a rate which is currently 20 per cent. Certain holders of Securities who are U.S. residents will generally be entitled to receive payments free of deductions on account of UK tax under the double taxation treaty between the United Kingdom and the United States and may therefore be able to obtain a direction to that effect from HMRC. Holders of Securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction to that effect.
However, such a direction will, in either case, only be issued on prior application to HMRC by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of Securities resident in another jurisdiction who is entitled to relief may subsequently claim the amount withheld from HMRC.
The interest on the Securities has a UK source and accordingly may be chargeable to UK tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of Securities (other than certain trustees) who are not resident in the United Kingdom, except where:
(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency,

in connection with which the interest is received or to which the Securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the UK permanent establishment or branch or agency.
In the event that payments of interest on Securities are subject to withholding or deduction for or on account of UK taxation (for example, as a result of a failure to maintain a listing on a “recognized stock exchange”) then the provisions referred to in “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the accompanying prospectus may apply so that the net amount received by non-UK resident holders after such reduction will not be less than the amount such holders would have received in the absence of such withholding or deduction.
Holders of the Securities should note that the provisions relating to additional amounts referred to in “Description of Debt Securities We May Offer—Payment of Additional Amounts” in the accompanying prospectus would not apply if HMRC sought to assess directly the person entitled to the relevant interest to UK tax. However, exemption from, or reduction of, such UK tax liability might be available under an applicable double taxation treaty.
Provision of Information

Information relating to the Securities may be required to be provided to HMRC in certain circumstances pursuant to domestic or international reporting and transparency regimes. This may include (but is not limited to) the value of Securities, amounts paid or credited with respect to Securities, details of the holders or beneficial owners of the Securities (or the persons for whom the Securities are held), details of the persons who exercise control over entities that are, or are treated as, holders of Securities, details of the persons to whom payments derived from Securities are or may be paid and information and documents in connection with transactions relating to Securities. Information may be required to be provided by, among others, the Company, the holders of Securities, persons by (or via) whom payments derived from Securities are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to Securities on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries.
Disposal (including Redemption, Variation and Substitution)
Generally, a holder of Securities who is not resident in the United Kingdom for tax purposes will not be liable for UK taxation in respect of a disposal or redemption of a Security or a substitution of the Securities or variation of the terms of the Securities on occurrence of a Special Event Redemption pursuant to “Description of Securities-Substitution or Variation” or in respect of any gain accrued in respect of a Security or any change in the value of a Security.
This may not, however, be the case if:
(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency in which, or for the purposes of which, trade, permanent establishment, branch or agency the Securities are used, held or acquired; or to which the Securities are otherwise attributable. Individuals who cease to be resident in the United Kingdom for a period of five years or less may also be subject to United Kingdom tax on chargeable gains in certain circumstances.
Inheritance Tax
A holder of Securities who is an individual domiciled outside the United Kingdom (and is not deemed domiciled in the United Kingdom, for example, under certain rules relating to previous domicile or long residence) will generally not be liable for UK inheritance tax in respect of their holding of Securities (provided these do not have a UK situs). This will broadly be the case provided the register of Securities in registered form is maintained outside the United Kingdom.
Stamp Duty and Stamp Duty Reserve Tax
UK stamp duty, or SDRT, is not normally payable in relation to the issue or transfer of debt securities which constitute loan capital for the purposes of Section 78 of the Finance Act 1986 provided that such securities do not carry any of the following rights:
(i)
a right of conversion into shares or other securities or to the acquisition of shares or other securities (including securities of the same description);

(ii)
a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

(iii)
a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

(iv)
a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

We consider that the Securities should not be regarded as carrying any of the rights above so that no UK stamp duty or SDRT should be payable by a holder in respect of the issue or transfer of Securities. If the Securities were regarded as carrying any such right, then transfers of the Securities would in certain circumstances be subject to UK stamp duty and/or SDRT (subject to any applicable exemptions).”
United States Taxation
The section in the accompanying prospectus under “Taxation—U.S. Federal Income Taxation” shall be replaced with the following section in relation to the Securities:
“This section applies to you only if you are a U.S. holder (as defined below) that acquires the Securities in this offering at their “issue price” (the first price at which a substantial amount of Securities is sold for money, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and you hold the Securities as capital assets for U.S. federal income tax purposes. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Securities by particular investors (including consequences under the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code (the “Code”)), and does not address state, local, non-U.S. or other tax laws. It does not apply to you if you are a member of a special class of holders subject to special rules under U.S. federal income tax laws, including:
•
a dealer in securities or currencies;

•
a trader in securities that elects to use a mark-to-market method of accounting;

•
an individual retirement account or other tax-deferred accounts;

•
a tax-exempt organization;

•
an insurance company;

•
a person that holds the offered security as part of a straddle or a hedging or conversion transaction;

•
a person whose functional currency is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.
For purposes of this section, you are a U.S. holder if you are a beneficial owner of a Security and you are for U.S. federal income tax purposes:
•
a citizen or resident of the United States;

•
a domestic corporation;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Securities will depend on the status of the partner and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you and to your partners of the acquisition, ownership and disposition of Securities by the partnership.
The summary of the U.S. federal income tax consequences set out below is for general information only. You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of the Securities in your particular circumstances.

U.S. Federal Income Tax Characterization of the Securities
The determination of whether an obligation represents debt or equity is based on all relevant facts and circumstances. There is no direct legal authority as to the proper U.S. federal income tax characterization of instruments, such as the Securities, that are denominated as a debt instruments and have certain equity-like features. To the extent required for U.S. federal income tax purposes, we intend to treat the Securities as indebtedness for such purposes and this discussion assumes that treatment is correct. In addition, to the extent required for U.S. federal income tax purposes, we intend to take the position, and the discussion below assumes, that certain features of the Securities do not cause them to be “contingent payment debt instruments” for U.S. federal income tax purposes and that the Securities are treated for U.S. federal income tax purposes as maturing on the First Reset Date. These characterizations are binding on all U.S. holders unless the U.S. holder discloses on its U.S. federal income tax return that it is treating the Securities in a manner inconsistent with such characterizations. We have not and will not seek a ruling from the U.S. Internal Revenue Service (“IRS”) as to their characterization for U.S. federal income tax purposes and therefore no assurance can be given that the IRS will not assert, or a court would not sustain, a position regarding the characterizations of the Securities that is contrary to our position. If the Securities were subject to the contingent payment debt instrument rules or were treated as equity of Vodafone for U.S. federal income tax purposes, the character, timing and amount (in a given tax period) of income earned by a U.S. holder would be materially different than as described below. You should consult your own tax advisors concerning the U.S. federal income tax consequences of alternative characterizations of the Securities for U.S. federal income tax purposes and the consequences to you in the event that we do not redeem the Securities on or prior to the First Reset Date. Our position that the Securities will be treated as maturing on the First Reset Date is relevant solely for U.S. federal income tax purposes and does not constitute a representation by us regarding the likelihood that we will redeem the Securities on or prior to the First Reset Date.
Payments of Interest
It is anticipated that the Securities will not be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. The Securities will be treated as issued without OID if the difference between the sum of all payments provided by the Securities other than “qualified stated interest” and their issue price is less than the product of one-fourth of one percent (0.25 per cent.) of their principal amount multiplied by the complete years to maturity. If this is the case, then you will be taxed on any interest on your Securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for U.S. federal income tax purposes.
Purchase, Sale and Retirement of the Securities
You will recognize capital gain or loss when you sell or retire your Securities equal to the difference between the amount realized on the sale or retirement and your adjusted tax basis in your Securities, except to the extent any amount realized is attributable to accrued but unpaid interest (which will be taxable as such). Your adjusted tax basis in your Securities generally will be the cost of your Securities.
Capital gain of a non-corporate U.S. holder is generally taxed at a reduced rate where the holder has a holding period greater than one year. The deduction of capital losses is subject to limitations.
Substitution of Issuer
The terms of the Securities provide that, in certain circumstances, our obligations under the Securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of Securities by you in exchange for new securities issued by the new obligor. As a result of this deemed disposition, you could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new securities (as determined for U.S. federal income tax purposes), and your tax basis in the Securities. You should consult your tax advisers concerning the U.S. federal income tax consequences to you of a change in obligor with respect to the Securities.

Information Reporting and Backup Withholding
If you are a non-corporate U.S. holder, information reporting requirements on IRS Form 1099 generally will apply to:
•
payments of principal and interest on the Securities, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•
the payment of the proceeds from the sale of the Securities effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a non-corporate U.S. holder that:
•
fails to provide an accurate taxpayer identification number;

•
is notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

Certain U.S. holders are not subject to backup withholding. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining an exemption.
Payments of principal and interest on the Securities, and the proceeds of sale or other disposition of the Securities, by a U.S. paying agent or other U.S. intermediary to a holder of Securities that is not a U.S. holder will not be subject to backup withholding tax and information reporting requirements if appropriate certification (IRS Form W-8BEN-E or some other appropriate form) is provided by the holder to the payor and the payor does not have actual knowledge that the certificate is false.
Foreign Financial Asset Reporting
U.S. taxpayers that own certain foreign financial assets, including debt and equity of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of the taxable year or $75,000 at any time during the taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds) may be required to file an information report with respect to such assets with their tax returns.
The Securities are expected to constitute foreign financial assets subject to these requirements unless they are held in an account at a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). You should consult your tax adviser regarding the application of the rules relating to foreign financial asset reporting.
VALIDITY OF SECURITIES
The validity of the Securities will be passed upon for us by Linklaters LLP as to certain matters of English law and New York law. The validity of the Securities will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP as to certain matters of New York law.

Vodafone Group Public Limited Company
Debt Securities
Warrants
Preference Shares

We may offer and sell debt securities, warrants, or preference shares from time to time. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.
We may sell these securities to or through underwriters, agents or dealers, or directly to one or more purchasers. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.
Investing in these securities involves certain risks. See “Risk Factors” on page 6 and “Risk Factors” in our most recent Annual Report on Form 20-F, as well as any contained in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated July 29, 2020

VODAFONE GROUP PLC
Vodafone Group Plc, or “Vodafone”, is one of the world’s leading technology communications companies. Vodafone is focused on two scaled and differentiated regional platforms in Europe and Africa. The Group operates mobile and fixed networks in 22 countries and partners with mobile networks in 43 more. As at March 31, 2020 Vodafone had over 300 million mobile customers, more than 27 million fixed broadband customers and over 22 million TV customers. Vodafone generated revenues of €45.0 billion in the financial year ended March 31, 2020. Vodafone’s ordinary shares are listed on the London Stock Exchange plc and the Group’s American Depositary Shares are listed on The NASDAQ Global Select Market. The Group had a total market capitalization of approximately £30.3 billion at March 31, 2020.
The Group’s principal executive office is located at Vodafone House, The Connection, Newbury, Berkshire, RG14 2FN, England, and its telephone number is (011 44) 1635 33251. You can find a more detailed description of the Group’s business and recent transactions in Vodafone Group Plc’s Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

RISK FACTORS
An investment in the securities involves significant risk. You should read the risk factors set forth under the caption “Principal risk factors and uncertainties” in our Annual Report on Form 20-F for the year ended March 31, 2020, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before investing in our securities. You should also read any risk factors included in any prospectus supplement related to a specific offering of our securities.
Risks Associated with the Securities
We may, under the terms of the indenture, carry out an internal reorganization of Vodafone. The indenture relating to the debt securities permits us to effect an internal reorganization without the consent of holders of our debt securities, even if this affects the credit rating of the debt securities or gives us the option to redeem the notes.
Under the indenture, if we transfer our assets to another entity, that entity would be required either to assume the obligations of Vodafone under the debt securities or to provide a full and unconditional guarantee of those obligations. If a guarantee were to be provided, the original issuer (Vodafone) would have no assets other than a receivable from the guarantor in the amount of the debt securities and thus no ability to generate revenue to make payments of interest and principal on the debt securities. Holders of the debt securities would then effectively need to look exclusively to the guarantor for any such payments. The consent of holders of our debt securities would not be required in connection with such a reorganization transaction.
The indenture contains no restrictions on the legal or financial characteristics of the transferee and no restrictions addressing the potential effects of any reorganization transaction on Vodafone or the debt securities. In particular, the indenture would not prohibit such a transaction if it resulted in the credit rating assigned to Vodafone or the debt securities being downgraded by any rating agency or caused additional amounts to become payable in respect of withholding tax on the debt securities. A downgrade of the credit rating could adversely affect the trading prices of the debt securities and, possibly, the liquidity of the market for the debt securities. If additional amounts become payable in respect of withholding tax, the debt securities will thereafter be subject to redemption at our option (or the option of the transferee entity) at any time, as described on page 17 under “Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption”. We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a reorganization transaction that is permitted under the indenture, and there can be no assurance that they will not occur.
If we fail to maintain a listing on a “recognized stock exchange”, interest on our debt securities may be subject to UK withholding tax, and our liquidity and financial position may be adversely affected by the requirement to pay additional amounts on our debt securities.
Interest payable on our debt securities on or after the date of this prospectus will be paid free of UK withholding tax if we maintain a listing of the debt securities on a “recognized stock exchange” within the meaning of Section 1005 of the UK Income Tax Act 2007. We may apply for listing of the debt securities on any “recognized stock exchange”, including the London Stock Exchange plc or the NASDAQ Global Market, each of which is currently designated as a “recognized stock exchange”. The inability to list the debt securities or to maintain such a listing may have an adverse effect on our liquidity and financial position by reason of our obligation to pay such additional amounts as may be necessary so that the net amount received by the holders after such reduction will not be less than the amount the holder would have received in the absence of such withholding or deduction. While if we apply for such a listing we will use our best efforts to obtain and maintain such a listing, as needed, we cannot guarantee that we will be successful. See “Description of the Debt Securities We May Offer—Payment of Additional Amounts” and “Taxation—United Kingdom Taxation”.
The debt securities, warrants and preference shares lack a developed public market.
There can be no assurance regarding the future development of a market for the debt securities, warrants or preference shares or the ability of holders of the debt securities, warrants or preference shares to sell their debt securities, warrants or preference shares or the price at which such holders may be able to sell their debt securities, warrants or preference shares. If such a market were to develop, the debt securities, warrants or preference shares could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the debt securities, warrants or preference shares may make a market in the debt securities, warrants or preference shares as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the debt securities, warrants or preference shares may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities, warrants or preference shares or that an active public market for the debt securities, warrants or preference shares will develop. See “Plan of Distribution” on page 66. We may apply for listing of the debt securities, warrants or preference shares on the Official List of the UK Financial Conduct Authority and for trading of the debt securities, warrants or preference shares on the London Stock Exchange plc, and for listing of the debt securities, warrants or preference shares on the NASDAQ Global Market, or on any other “recognized stock exchange”.
If we default on our debt securities your right to receive payments on such debt securities may be adversely affected by English insolvency laws
We are incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to us would be likely to proceed under, and be governed by, English insolvency law. The procedural and substantive provisions of English insolvency laws generally are more favorable to secured creditors than comparable provisions of United States law. These provisions afford debtors and unsecured creditors only limited protection from the claims of secured creditors and it will generally not be possible for us or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted to them.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed on July 29, 2020 with the U.S. Securities and Exchange Commission, or the “SEC”, using the shelf registration process. We may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of those securities and their offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) together with the additional information described on page 9 under the heading “Where You Can Find More Information” prior to purchasing any of the securities offered by this prospectus.
Unless otherwise stated in this prospectus or unless the context otherwise requires, references in this prospectus to “we”, “our”, “us”, “Vodafone” or “the Company” are to Vodafone Group Plc. References to “the Group” are to Vodafone Group Plc, its subsidiaries and, where the context requires, its interests in joint ventures and associated undertakings.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), applicable to a foreign private issuer and, in accordance with these requirements, file annual and special reports and other information with the SEC. You may access documents we file with the SEC on the SEC website at www.sec.gov. You may also access the SEC filings and obtain other information about Vodafone through the website maintained by Vodafone at www.vodafone.com. The information contained in those websites is not incorporated by reference in, or in any way part of, this prospectus.
Our ordinary shares are listed on the London Stock Exchange plc. Our American Depositary Shares, referred to as ADSs, are listed on the NASDAQ Global Select Market. You can consult reports and other information about us that we have filed pursuant to the NASDAQ Listing Rules at such exchange.
The SEC allows us to incorporate by reference the information we file with them, which means that:
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incorporated documents are considered part of this prospectus;

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we can disclose important information to you by referring to those documents; and

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information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of Vodafone Group Plc since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents below filed with the SEC by Vodafone Group Plc pursuant to the Exchange Act. We also incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act. Our reports on Form 6-K (or portions thereof) furnished to the SEC after the date of this prospectus are incorporated by reference in this prospectus only to the extent that the reports on Form 6-K expressly state that we incorporate them (or such portions) by reference in this prospectus.
The documents incorporated by reference herein in the future and set forth below contain important information about us and our financial condition.
Vodafone SEC Filings (File No. 001-10086)	Period
Annual Report on Form 20-F	Year ended March 31, 2020.
You can obtain copies of any of the documents incorporated by reference through Vodafone or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. You may obtain Vodafone documents incorporated by reference into this prospectus, at no cost, by requesting them in writing or by telephone at the following address and telephone number:
Company Secretary’s and Legal Department
Vodafone Group Public Limited Company
Vodafone House
The Connection
Newbury, Berkshire
RG14 2FN, England
(011 44) 1635 33251
The audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended March 31, 2020 have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Financial statements prepared in accordance with IFRS as issued by IASB are accepted in filings with the SEC without reconciliation to generally accepted accounting principles in the United States.
You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Group’s financial condition, results of operations and businesses and certain of the Group’s plans and objectives.
In particular, such forward-looking statements include, but are not limited to, statements with respect to:
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the Group’s expectations regarding its financial condition and operating performance;

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intentions and expectations regarding the development, launch and expansion of products, services and technologies, either introduced by Vodafone, or by Vodafone in conjunction with third parties or by third parties independently, including 5G networks, sharing infrastructure and its benefits, sharing mobile networks in Europe, and the expansion of NGN broadband within Vodafone’s European footprint;

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expectations regarding the operating environment and market conditions and trends, including customer usage, competitive position and macroeconomic pressures, spectrum auctions and awards, price trends and opportunities in specific geographic markets;

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expectations and guidance regarding the Group’s organic adjusted EBITDA, free cash flow pre-spectrum, free cash flow, foreign exchange rates, tax rates, operating expenses and financial leverage and the Group’s future performance generally, including growth and capital expenditure;

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expectations regarding the integration or performance of current and future investments, associates, joint ventures, non-controlled interests and newly acquired businesses, including in respect of the Group’s sale of its 55% shareholding in Vodafone Egypt and the sale of Vodafone Malta, and the LTM adjusted EBITDA and adjusted operating free cash flow multiples therefrom, the operationalization of European tower infrastructure businesses and the Infrastrutture Wireless Italiane S.p.A. merger, and the integration of the acquired Liberty Global plc assets; and

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the outcome and impact of regulatory and legal proceedings involving the Group and of scheduled or potential legislative and regulatory changes, including approvals, reviews and consultations.

Forward-looking statements are sometimes, but not always, identified by their use of a date in the future or such words as “will”, “anticipates”, “aims”, “could”, “may”, “should”, “expects”, “believes”, “intends”, “plans”, “prepares” or “targets” (including in their negative form or other variations). By their nature, forward-looking statements are inherently predictive, speculative and involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:
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general economic and political conditions, including as a consequence of the COVID-19 pandemic, in the jurisdictions in which the Group operates, including as a result of Brexit, and changes to the associated legal, regulatory and tax environments;

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the Group’s ability to generate and grow revenue;

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developments in the Group’s financial condition, earnings and distributable funds and other factors that the Group’s board of directors takes into account in determining the level of dividends;

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external cyber-attacks insider threats or supplier breaches;

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the Group’s ability to secure the timely delivery of high quality products from suppliers;

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loss of suppliers, disruption of supply chains and greater than anticipated prices of new mobile handsets;

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changes in the costs to the Group of, or the rates the Group may charge for, terminations and roaming minutes;

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changes in the regulatory framework in which the Group operates;

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changes in foreign exchange rates;

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changes in statutory tax rates and profit mix.

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the impact of a failure or significant interruption to the Group’s telecommunications, networks, IT systems or data protection systems;

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acquisitions and divestments of Group businesses and assets and the pursuit of new, unexpected strategic opportunities;

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the Group’s ability to integrate acquired business or assets;

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rapid changes to existing products and services and the inability of new products and services to perform in accordance with expectations;

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the ability of the Group to integrate new technologies, products and services with existing networks, technologies, products and services;

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a lower than expected impact of new or existing products, services or technologies on the Group’s future revenue, cost structure and capital expenditure outlays;

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the Group’s ability to expand its spectrum position, win 3G, 4G and 5G allocations and realize expected synergies and benefits associated with 3G, 4G and 5G;

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levels of investment in network capacity and the Group’s ability to deploy new technologies, products and services;

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the Group’s ability to realize expected benefits from acquisitions, partnerships, joint ventures, franchises, brand licenses, platform sharing or other arrangements with third parties;

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the extent of any future write-downs or impairment charges on the Group’s assets, or restructuring charges incurred as a result of an acquisition or disposition;

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increased competition;

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increased disintermediation;

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slower than expected customer growth, reduced customer retention, reductions or changes in customer spending and increased pricing pressure;

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the impact of legal or other proceedings against the Group or other companies in the communications industry; and

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the Group’s ability to satisfy working capital requirements.

A review of the reasons why actual results and developments may differ materially from the expectations disclosed or implied within forward-looking statements can be found under “Principal risk factors and uncertainties” on pages 62 to 71 of the Group’s Annual Report on Form 20-F for the year ended March 31, 2020. All subsequent written or oral forward-looking statements attributable to the Company or any member of the Group or any persons acting on their behalf are expressly qualified in their entirety by the factors referred to above. No assurances can be given that the forward-looking statements in this prospectus will be realized. Subject to compliance with applicable law and regulations, Vodafone does not intend to update these forward-looking statements and does not undertake any obligation to do so.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include working capital, the repayment of existing debt (including debt of acquired companies), financing capital investments or acquisitions and any other purposes that may be stated. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
Indenture
The bonds and notes described herein will be governed by an indenture. The indenture is a contract entered into between us and The Bank of New York Mellon, which acts as trustee. The trustee has two main roles:
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First, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described on page 32 under “—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs”; and

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Second, the trustee performs administrative duties for us, such as sending interest payments and notices to you and transferring your debt securities to a new buyer if you sell.

The indenture and its associated documents contain the full legal text of the matters described in this section. New York law governs the indenture and the debt securities, except for certain events of default described in the indenture, which are governed by English law. We have filed a copy of the indenture with the SEC as an exhibit to our registration statement.
Section references below refer to sections of the indenture, between Citibank, N.A. and us, dated as of 10 February 2000. The Bank of New York Mellon has become the successor trustee to Citibank pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of 24 July 2007, by and among the Company, The Bank of New York Mellon and Citibank.
Types of Debt Securities
Overview
We may issue as many distinct series of debt securities under our indenture as we wish. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.
Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.
We may issue the debt securities as fixed rate debt securities, which are debt securities that bear interest at a fixed rate described in the applicable prospectus supplement, or floating rate debt securities, which are debt securities that bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. The various interest rate formulas and these other features are described below under “—Interest rates”. In addition, we may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) We may also issue the debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We may, at our option, at any time and without the consent of the then existing holders of any series of notes, issue additional notes under such series in one or more transactions with terms (other than the issuance date and, possibly, issue price, the initial interest accrual date and the first interest payment date) identical to those with which such series was first issued; provided that such additional notes will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes or be part of a qualified reopening for U.S. federal income tax purposes. These additional notes will be deemed to be part of the same series as the notes first issued and the holders of these additional notes will have the right to vote together with holders of the notes first issued. We will describe the material UK and U.S. federal income tax consequences and any other special considerations applicable to indexed securities and further issuances of debt securities fungible with the same series in the applicable prospectus supplement(s).

Terms of a Particular Series of Debt Securities
The material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).
The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
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the title of the debt securities of the series;

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any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

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whether the debt securities will be issued in registered or bearer form;

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the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

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the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

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the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

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the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

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the payment of any additional amounts on the debt securities;

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any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

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any obligation we will have to redeem or repurchase the debt securities of the series, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

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if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

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if other than the currency of the United States, the currency in which the debt securities of the series will be denominated or in which the principal or any premium or interest on the debt securities of the series will be payable;

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if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

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if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

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any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

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the applicability of the provisions described on page 30 under “—Defeasance and Discharge”;

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if we issue the debt securities of the series in whole or part in the form of global securities as described on page 44 under “Legal Ownership—Global Securities”, the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described on page 45 under “Legal Ownership—Global Securities—Special Situations in Which a Global Security Will Be Terminated”;

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any covenants to which we will be subject with respect to the debt securities of the series; and

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any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchanges and, if so, which one(s).
Unless otherwise specified in the applicable prospectus supplement, the following terms will apply to a series of debt securities:
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Ranking

The debt securities will rank equally with all our present and future unsecured and unsubordinated indebtedness. However, because we are a holding company, the debt securities will effectively rank junior to any indebtedness or other liabilities of our subsidiaries.
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Business days

A business day will be any day that is a New York business day, a London business day and/or a Euro business day, as specified in the applicable prospectus supplement. “London business day” means any day on which dealings in U.S. dollars are transacted in the London interbank market. “New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. “Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.
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Business day convention

With respect to fixed rate debt securities, if any interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant interest payment date will be postponed to the next day that is a business day. With respect to floating rate debt securities, if any interest reset date or interest payment date (other than the maturity date) would otherwise be a day that is not a business day, the relevant date will be postponed to the next day that is a business day. However, if that date would fall in the next succeeding calendar month, such date will be the immediately preceding business day.
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Calculation agent

All calculations relating to a series of floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The calculation agent will determine on each interest determination date the interest rate that takes effect on the applicable interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Upon request, the calculation agent will provide notice of the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. All percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655)). All amounts used in or resulting from any calculation will be rounded upward or downward, as appropriate, to the nearest cent. The calculation agent for a particular series will be named in the prospectus supplement that establishes that series.
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Day count fraction

We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. In the case of floating rate debt securities, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to, but excluding, the payment date. For each such interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by the applicable interest rate and an accrued interest factor for the interest period. This factor will be determined in accordance with the day count convention specified in the applicable prospectus supplement. If “Actual/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)” is specified, the factor will be equal to the number of days in the interest period divided by 360.
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Regular record dates for interest

With respect to each interest payment date, the regular record date for interest on global securities in registered form will be the close of business on the Clearing System Business Day immediately prior to the date for payment, where the term “Clearing System Business Day” means Monday to Friday inclusive except December 25 and January 1. The regular record date for interest on debt securities that are represented by physical certificates will be the date that is 15 calendar days prior to such date, whether or not such date is a business day.
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Payment of additional amounts

All payments on the debt securities will be made without deducting UK withholding taxes (except as required by law). If any deduction is required on payments to non-UK investors, we will pay additional amounts on those payments to the extent described on page 28 under “—Payment of Additional Amounts”.
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Redemption or Repurchase following a Change of Control

If a Change of Control Put Option (as defined below) is specified in the prospectus supplement and, at any time while any of the debt securities remain outstanding, a Change of Control Put Event (as defined below) occurs, then the holder of each such debt security will have the option (as described on page 26 under “—Additional Mechanics—Redemption or Repurchase Following a Change of Control”) to require Vodafone to redeem or, at Vodafone’s option, purchase (or procure the purchase of) that debt security, according to the terms and limitations described under “—Additional Mechanics—Redemption or Repurchase Following a Change of Control”.
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Optional tax redemption

We may redeem any or all of the debt securities before they mature if we are obligated to pay additional amounts due to changes on or after the date specified in the applicable prospectus supplement in UK withholding tax requirements, a merger or consolidation with another entity or a sale or lease of substantially all our assets and other limited circumstances described on page 28 under “—Payment of Additional Amounts”. In that event, we may redeem any or all of the tranches of the debt securities in whole but not in part on any interest payment date, at a price equal to 100% of their principal amount plus accrued interest to the date fixed for redemption.
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Optional make-whole redemption

If the debt securities are fixed rate debt securities, we may redeem the debt securities, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of such notes plus accrued interest to the date of redemption and (2) as determined by the quotation agent, the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, plus the applicable spread, together with accrued interest to the date of redemption.
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Adjusted treasury rate

Adjusted treasury rate means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. Comparable treasury issue means the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the remaining term of such notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of such notes. Comparable treasury price means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. Quotation agent means the reference treasury dealer appointed by us. Reference treasury dealer means any primary U.S. government securities dealer in New York City selected by us. Reference treasury dealer quotations means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 5.00 p.m. Eastern Standard Time on the third business day preceding such redemption date.
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Listing

We may file an application to list the debt securities on the London Stock Exchange plc or The NASDAQ Global Market, or on any other “recognized stock exchange”.
Interest rates
We currently expect to issue floating rate debt securities that bear interest at rates based on one or more of the following base rates:
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LIBOR;

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EURIBOR; or

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any other interest rates (which may include a combination of more than one of the interest rate bases described above) as may be described in the applicable prospectus supplement.

LIBOR
A LIBOR debt security is a floating rate debt security that will bear interest at a base rate equal to LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other index currency, as specified in the applicable prospectus supplement. In addition, the applicable LIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable prospectus supplement.
LIBOR will be determined in the following manner:
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LIBOR will be the arithmetic mean of the offered rates appearing on the Reuters LIBOR page, unless that page by its terms cites only one rate, in which case that rate; in either case, as of 11.00 a.m., London time, on the relevant interest determination date, for deposits of the relevant index currency having the relevant index maturity beginning on the relevant interest reset date. The applicable prospectus supplement will indicate the index currency, the index maturity and the reference page that apply to the debt security.

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If fewer than two of the rates described above appear on the Reuters LIBOR page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11.00 a.m., London time, on the relevant interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by us: deposits of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount. We will request the principal London office of each of these banks to provide a quotation of its rate and we will promptly furnish such quotations to the calculation agent. If at least two quotations are provided, LIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.

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If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11.00 a.m., in the principal financial center for the country of the index currency, on that interest determination date, by three major banks in that financial center selected by us: loans of the index currency having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount. We will request each such bank in the relevant financial center to provide a quotation of its rate and we will promptly furnish such quotations to the calculation agent.

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If fewer than three banks selected by us are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect.

The reference banks and dealers employed by us in determining the base rate may include the calculation agent and its affiliates.
Notwithstanding the above, if we or our designee determine on or prior to the relevant interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (as defined below) have occurred with respect to the then-current Benchmark, then (i) we shall promptly provide notice of such determination to the calculation agent and (ii) the provisions set forth below under the heading “Effect of Benchmark Transition Event” (the “benchmark transition provisions”) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate and amount of interest payable on the floating rate notes during a relevant interest period.
Effect of Benchmark Transition Event
Benchmark Replacement.   If we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the LIBOR debt securities in respect of such determination on such date and all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Decisions and Determinations.   Any determination, decision, election or calculation that may be made by us or our designee pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in our or our designee’s sole discretion, and, notwithstanding anything to the contrary in any documentation relating to the LIBOR debt securities, shall become effective without consent from the holders of the LIBOR debt securities or any other party.
Certain defined terms.   As used herein:
“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the Interpolated Benchmark; provided that if we or our designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the sum of (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)
the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)
the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)
the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)
the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate debt securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by us or our designee in accordance with:
(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)
if and to the extent that we or our designee determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate debt securities at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NY Federal Reserve, as the administrator of the benchmark, or a successor administrator, on the Federal Reserve Bank of New York’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement, excluding the Benchmark Replacement Adjustment.
EURIBOR
A EURIBOR note is a floating rate debt security that will bear interest at a base rate equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. In addition, the EURIBOR base rate will be adjusted by the spread or spread multiplier, if any, specified in the applicable prospectus supplement.
EURIBOR will be determined in the following manner:
•
EURIBOR will be the offered rate for deposits in Euros having the relevant index maturity beginning on the relevant interest reset date, as that rate appears on Reuters EURIBOR01 as of 11.00 a.m., Brussels time, on the relevant interest determination date.

•
If the rate described in the preceding paragraph does not appear on Reuters EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11.00 a.m., Brussels time, on the relevant interest determination date, at which deposits of the following kind are offered to prime banks in the Euro-zone interbank market by the principal Euro-zone offices of four major banks in that market selected by us: Euro deposits having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount calculated based on an Actual/360 (ISDA) basis. We will request the principal Euro-zone office of each of these banks to provide a quotation of its rate and we will promptly furnish such quotations to the calculation agent. If at least two quotations are provided, EURIBOR for the relevant interest determination date will be the arithmetic mean of the quotations.
•
If fewer than two quotations are provided as described above, EURIBOR for the relevant interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-zone banks quoted, at approximately 11.00 a.m., Brussels time, on that interest determination date, by three major banks in the Euro-zone selected by us: loans of Euros having the relevant index maturity, beginning on the relevant interest reset date and in a representative amount. We will request the principal Euro-zone office of each of these banks to provide a quotation of its rate and we will promptly furnish such quotations to the calculation agent.

•
If fewer than three banks selected by us are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Additional Mechanics
Form, Exchange and Transfer
The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000.
You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Section 305)
In the case of registered debt securities, you may exchange or transfer your registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar”. It will also register transfers of the registered debt securities. However, you may not exchange registered debt securities for bearer debt securities. (Section 305)
You will not be required to pay a service charge to exchange or transfer debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The exchange or transfer of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.
If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular security registrar. We may also approve a change in the office through which any security registrar acts. (Section 1002)
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the exchange or transfer of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register exchanges or transfers of debt securities selected for redemption. However, we will continue to permit exchanges and transfers of the unredeemed portion of any debt security being partially redeemed. (Section 305)
For a discussion of transfers of book-entry securities issued in respect of global securities in bearer form, see “—Description of the Securities Depositary Agreement—Transfers” on page 34.
Payment and Paying Agents
If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually the Clearing

System Business Day immediately prior to the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Section 307)
We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 240 Greenwich Street, New York, NY 10286.
Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds. For a discussion of payments with respect to book-entry securities issued in respect of global securities in bearer form, see “—Description of the Securities Depositary Agreement—Payments” on page 34.
Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date or, in the case of bearer debt securities, to the bearer. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called “accrued interest”. The paying agent for a particular series will be set forth in the prospectus supplement establishing that series.
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents”. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Section 1002)
Notices
We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106)
Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders and will be repaid to us upon our request. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)
Special Situations
Mergers and Similar Events
We are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described later under “—Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:
•
a lower credit rating being assigned to the debt securities; or

•
additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later on page 28 under “—Optional Tax Redemption”.

We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all of the following conditions are met:
•
If we merge out of existence or sell or lease substantially all of our assets, the other entity must assume our obligations on the debt securities and under the indenture, including the obligation to pay the additional amounts described on page 28 under “—Payment of Additional Amounts”. This assumption may be by way of a full and unconditional guarantee in the case of a sale or lease of substantially all of our assets.

•
If such other entity is organized under the laws of a country other than the United States or England and Wales, it must indemnify you against any governmental charge or other cost resulting from the transaction.

•
We must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later on page 31 under “—Default and Related Matters—Events of Default—What Is an Event of Default?”. A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•
If we sell or lease substantially all of our assets and the entity to which we sell or lease such assets guarantees our obligations, that entity must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity’s guarantees are valid, that certain registration requirements applicable to the guarantees have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

•
We must deliver certain certificates and other documents to the trustee.

•
We must satisfy any other requirements specified in the prospectus supplement. (Section 801)

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.
Modification and Waiver
There are three types of changes we can make to the indenture and the debt securities.
Changes Requiring Approval of Each Holder
First, there are changes that cannot be made to the debt securities without the approval of each holder. These are the following types of changes:
•
change the stated maturity of the principal or interest on a debt security;

•
reduce any amounts due on a debt security;

•
change any obligation to pay the additional amounts described on page 28 under “—Payment of Additional Amounts”;

•
reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•
change the place or currency of payment on a debt security;

•
impair any of the conversion rights of the debt securities;

•
impair your right to sue for payment or conversion;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•
modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote
The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities which together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “—Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver. (Section 513)
Changes Not Requiring Approval
The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:
•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities was accelerated to that date because of a default.

•
For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•
For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described on page 30 under “—Defeasance and Discharge”. (Section 101)
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104)
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Redemption and Repayment
Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.
If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.
If your prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued to the repayment date.
In the event that we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above on page 23 under “—Additional Mechanics—Notices”.
If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.
Street name and other indirect holders should consult their banks or brokers for information on how to exercise a repayment right in a timely manner.
In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-l under the Exchange Act, we will comply with Rule 14e-l as then in effect to the extent it is applicable to us and the transaction.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or cancelled.
Redemption or Repurchase Following a Change of Control
If a Change of Control Put Option (as defined below) is specified in the prospectus supplement and, at any time while any of the debt securities remain outstanding, a Change of Control Put Event (as defined below) occurs, then the holder of each such debt security will have the option, or a “Change of Control Put Option” (unless, prior to the giving of the relevant Change of Control Put Event Notice (as defined below), we have otherwise given valid notice of redemption), to require us to redeem or, at our option, purchase (or procure the purchase of) that debt security on the date which is seven days after the expiration of the Put Period (as defined below) (such date or such other date as may be specified in the prospectus supplement, the “Put Date”) at the Optional Redemption Amount specified in the prospectus supplement together with (or, where purchased, together with an amount equal to) interest (if any) accrued to (but excluding) the Put Date.
A “Change of Control Put Event” will be deemed to occur if:
(i)
any person or any persons acting in concert (as defined in the United Kingdom’s City Code on Takeovers and Mergers), other than a holding company (as defined in Section 1159 of the Companies Act 2006 as amended) whose shareholders are or are to be substantially similar to our pre-existing shareholders, shall become interested (within the meaning of Part 22 of the Companies Act 2006 as amended) in (A) more than 50% of our issued or allotted ordinary share capital or (B) shares in our capital carrying more than 50% of the voting rights normally exercisable at our general meeting (each such event, a “Change of Control”); provided that, no Change of Control shall be deemed to occur if the event which would otherwise have constituted a Change of Control occurs or is carried out by an extraordinary resolution; and

(ii)
our long-term debt has been assigned:

(A)
an investment grade credit rating (Baa3/BBB-, or their respective equivalents, or better), or an “Investment Grade Rating”, by any Rating Agency (as defined below) at our invitation; or

(B)
where there is no rating from any Rating Agency assigned at our invitation, an Investment Grade Rating by any Rating Agency of its own volition,

and;
(x)
such rating is, within the Change of Control Period (as defined below), either downgraded to a non-investment grade credit rating (Ba1/BB+, or their respective equivalents, or worse), or a “Non-Investment Grade Rating”, or withdrawn and is not, within the Change of Control Period, subsequently (in the case of a downgrade) upgraded or (in the case of a withdrawal) reinstated to an Investment Grade Rating by such Rating Agency;

(y)
and there remains no other Investment Grade Rating of our long-term debt from any other Rating Agency; and

(iii)
in making any decision to downgrade or withdraw an Investment Grade Rating pursuant to paragraph (ii) above, the relevant Rating Agency announces publicly or confirms in writing to us that such decision(s) resulted, in whole or in part, from the occurrence of the relevant Change of Control.

Further, if at the time of the occurrence of the relevant Change of Control our long-term debt is not assigned an Investment Grade Rating by any Rating Agency, a Change of Control Put Event will be deemed to occur upon the occurrence of a Change of Control alone.
Promptly upon us becoming aware that a Change of Control Put Event has occurred we shall, and the Trustee if so requested by the holders of at least one-quarter in nominal amount of the debt securities then outstanding or if so directed by an extraordinary resolution of the debt securities holders, shall (subject in each case to the Trustee being indemnified and/or secured to its satisfaction) give notice, or a “Change of Control Put Event Notice”, to the debt securities holders in accordance with “—Additional Mechanics—Notices” specifying the nature of the Change of Control Put Event and the procedure for exercising the Change of Control Put Option.
To exercise the Change of Control Put Option, the holder of the debt security must (in the case of bearer debt securities) deposit such debt security with any Paying Agent or (in the case of registered debt securities) deposit the certificate representing such debt security with the security registrar at its specified office, in each case at any time during normal business hours of such Paying Agent or security registrar (all as defined in the debt security, or relevant prospectus supplement), as the case may be, falling within the period, or the “Put Period”, of 30 days after a Change of Control Put Event Notice is given or such other date as may be specified in the prospectus supplement, accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent or security registrar, as the case may be, or a “Change of Control Put Notice”. No debt security or Certificate so deposited and option so exercised may be withdrawn (except as provided in the Agency Agreement) without our prior consent. We shall redeem or purchase (or procure the purchase of) the relevant debt securities on the Put Date unless previously redeemed (or purchased) and cancelled.
If 80% or more in nominal amount of the debt securities then outstanding have been redeemed or purchased pursuant to this section, we may, on giving not less than 30 nor more than 60 days’ notice to the debt securities holders (such notice being given within 30 days after the Put Date), redeem or purchase (or procure the purchase of), at our option, all of the remaining outstanding debt securities at their Optional Redemption Amount, as specified in the prospectus supplement, together with interest (if any) accrued to (but excluding) the date fixed for such redemption or purchase.
If the rating designations employed by either Moody’s Investors Service España S.A., or “Moody’s”, or Standard & Poor’s Credit Market Services Europe Limited, or “S&P”, are changed from those which are described in paragraph (ii) of the definition of “Change of Control Put Event” above, or if a rating is procured from a Substitute Rating Agency (as defined below), we shall determine the rating designations of Moody’s or S&P or such Substitute Rating Agency (as appropriate) as are most equivalent to the prior rating designations of Moody’s or S&P and this section shall be construed accordingly.
The Trustee is under no obligation to ascertain whether a Change of Control Put Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Put Event or Change of Control has occurred, and, until it shall have actual knowledge or notice pursuant to the indenture to the contrary, the Trustee may assume that no Change of Control Put Event or Change of Control or other such event has occurred.

In this “Redemption or Repurchase Following a Change of Control”:
“Change of Control Period” means the period commencing upon a Change of Control and ending 90 days after the Change of Control (or such longer period for which the debt securities are under consideration (such consideration having been announced publicly within the period ending 90 days after the Change of Control) for rating review, such period not to exceed 60 days after the public announcement of such consideration); and
“Rating Agency” means Moody’s or S&P, or any of their respective affiliates or successors or any rating agency, or a “Substitute Rating Agency”, substituted for any of them by us from time to time.
Optional Tax Redemption
We may have the option to redeem, in whole but not in part, the debt securities in the three situations described below. In such cases, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.
The first situation is where, as a result of a change in or amendment to any laws or regulations, or as a result of any execution of or amendment to any treaty or treaties, or any change in the official application or interpretation of such laws, regulations or treaties, we would be required to pay additional amounts as described later on page 28 under “—Payment of Additional Amounts”.
This applies only in the case of events described in the preceding paragraph that occur on or after the date specified in the applicable prospectus supplement and in the jurisdiction where we are incorporated. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized, and the applicable date will be the date the entity became a successor.
We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
The second situation is where, as a result of any delivery or requirement to deliver debt securities in definitive registered form, after having used all reasonable efforts to avoid having to issue such definitive registered debt securities, we would be required to pay additional amounts as described later under “—Payment of Additional Amounts”.
We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.
The third situation is where, following a merger, consolidation or sale or lease of our assets to a person that assumes or, if applicable, guarantees our obligations on the debt securities, that person is required to pay additional amounts as described later under “—Payment of Additional Amounts”.
We, or the other person, would have the option to redeem the debt securities in this situation even if additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither we nor that person have any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation.
Conversion
Your debt securities may be convertible into or exchangeable for our ordinary shares or other securities if your prospectus supplement so provides. If your debt securities are convertible or exchangeable, your prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. Your prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.
Payment of Additional Amounts
The government of any jurisdiction in which we are incorporated may require us to withhold amounts from payments on the principal or any premium or interest on a debt security for taxes or any other governmental charges. If the jurisdiction requires a withholding of this type, we may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.
We will not have to pay additional amounts under any of the following circumstances:
•
The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

•
The withholding is imposed only because the holder was or is connected to the taxing jurisdiction or, if the holder is not an individual, the tax or governmental charge was imposed because a fiduciary, settlor, beneficiary, member or shareholder of the holder or a party possessing a power over a holder that is an estate or trust was or is connected to the taxing jurisdiction. These connections include those where the holder or related party:

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is or has been a citizen or resident of the jurisdiction;

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is or has been engaged in trade or business in the jurisdiction; or

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has or had a permanent establishment in the jurisdiction.

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The withholding is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

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The withholding is imposed due to the presentation of a debt security for payment in the United Kingdom.

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The withholding is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

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The withholding is for a tax or governmental charge that is payable in a manner that does not involve withholding.

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The withholding is imposed or withheld because the holder or beneficial owner failed to comply with any of our requests for the following that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such withholding:

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to provide information about the nationality, residence or identity of the holder or beneficial owner; or

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to make a declaration or satisfy any information requirements.

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The holder is a fiduciary or partnership or other entity that is not the sole beneficial owner of the payment in respect of which the withholding is imposed, and the laws of the taxing jurisdiction require the payment to be included in the income of a beneficiary or settlor of such fiduciary or a member of such partnership or another beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

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With respect to debt securities originally issued in bearer form, the payment relates to a debt security that is in physical form. However, this exception only applies if:

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the debt security in physical form was issued at the holder’s request following an event of default; and

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we have not issued physical certificates for the entire principal amount of such series of debt securities.

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The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to us is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts. (Sections 205, 802 and 1004)
In certain circumstances, payments made to holders of debt securities may be subject to withholding or deduction for or on account of UK tax. These circumstances might include, for example, if payments are made on debt securities issued by us that are not listed on a “recognized stock exchange” for UK tax purposes at the time of payment. For more information see the section entitled “Taxation—United Kingdom Taxation—Debt Securities—Interest Payments” on page 51.

Restrictive Covenants
The indenture does not contain any covenants restricting our ability to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.
Defeasance and Discharge
The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Sections 301 and 1401-1406)
Full Defeasance
Except for various obligations described below, we can legally release ourselves from any payment or other obligations on the debt securities (called “full defeasance”) if we, in addition to other actions, put in place the following arrangements for you to be repaid:
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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized public accounting firm, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If the debt securities are listed on any securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted. (Sections 1402 and 1404)
If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities and under the indenture will remain. These include the following obligations:
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to register the exchange and transfer of debt securities;

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to replace mutilated, destroyed, lost or stolen debt securities;

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to maintain paying agencies; and

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to hold money for payment in trust.

Covenant Defeasance
We can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to the debt securities of any particular series. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance:
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We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized public accounting firm, will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
If we accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities would no longer apply:
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Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

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The events of default relating to breach of covenants and acceleration of the maturity of other debt, described later under “—Default and Related Matters—Events of Default—What Is An Event of Default?”.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1403 and 1404)
Default and Related Matters
Ranking
The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities may or may not be subordinated to any of our other debt obligations as indicated in the applicable prospectus supplement. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness.
Events of Default
You will have special rights if an event of default occurs and is not cured, as described later in this subsection.
What Is an Event of Default?
The term event of default means any of the following:
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We do not pay the principal or any premium on a debt security within 14 days of its due date.

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We do not pay interest on a debt security within 21 days of its due date.

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We do not deposit any sinking fund payment within 14 days of its due date, if we agreed to maintain a sinking fund for your debt securities and the other debt securities of the same series.

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We remain in breach of any covenant or any other term of the indenture for 30 days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

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We remain in default in the conversion of any convertible security of a given series for 30 days after we receive a notice of default stating that we are in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

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If the total aggregate principal amount of all of our indebtedness for borrowed money, which meets one of the following conditions, together with the amount of any guarantees and indemnities described in the next point, equals or exceeds £150 million:

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the principal amount of such indebtedness becomes due and payable prematurely as a result of an event of default (however described) under the agreement(s) governing that indebtedness;

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we fail to make any payment in respect of such indebtedness on the date when it is due (as extended by any originally applicable grace period); or

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any security that we have granted securing the payment of any such indebtedness becomes enforceable by reason of any default relating thereto and steps are taken to enforce the security.

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We fail to make payment due under any guarantee and/or indemnity (after the expiry of any originally applicable grace period) of another person’s indebtedness for borrowed money in an amount that, when added to the indebtedness for borrowed money which meets one of the conditions described in the prior point, equals or exceeds £150 million.

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We are ordered by a court or pass a resolution to wind up or dissolve, save for the purposes of a reorganization on terms approved in writing by the trustee.

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We stop paying or are unable to pay our debts as they fall due, or we are adjudicated or found bankrupt or insolvent, or we enter into any composition or other similar arrangement with our creditors under the UK Insolvency Act.

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If a receiver or administrator is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against, the whole or a substantial part of our undertakings or assets and (other than the appointment of an administrator) is not discharged or removed within 90 days.

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Any other event of default described in the applicable prospectus supplement occurs. (Section 501)

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
For these purposes, “indebtedness for borrowed money” means any present or future indebtedness (whether it is principal, premium, interest or other amounts) for or in respect of:
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money borrowed (including in the form of any bonds, notes, debentures, debenture stock or loan stock); or

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liabilities under or in respect of any acceptance or acceptance credit.

Remedies If an Event of Default Occurs
If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)
The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the securities of such series, provided that (a) such direction must not be in conflict with any rule of law or with the indenture, (b) the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction, and (c) such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction. (Sections 512 and 603) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
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You must give the trustee written notice that an event of default has occurred and remains uncured.

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The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity to the trustee against the cost and other liabilities of taking that action.

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The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

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The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction that is inconsistent with the above notice. (Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
We will furnish to the trustee every year a written statement of certain of our officers that will either certify that, to their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Section 1005)
Regarding the Trustee
We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.
If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us notice of the default or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.
Description of the Securities Depositary Agreement
If we issue debt securities represented by a global security in bearer form, we will deposit such security with The Bank of New York Mellon, as depositary. The provisions described below will be applicable to such debt securities.
The arrangements for depositing and holding of the global securities in bearer form by The Bank of New York Mellon are set forth in a document called the securities depositary agreement between us and The Bank of New York Mellon, and the owners of book-entry securities. This section summarizes that agreement, a copy of which is filed as an exhibit to our registration statement. Because this section is a summary, it does not describe every aspect of the agreement. The description here is subject to and qualified by the detailed terms in the definitive securities depositary agreement that we have entered into with the depositary and the owners of book-entry securities.
General
The global security in bearer form representing the debt securities will be deposited with, and held by, The Bank of New York Mellon, as the depositary for The Depository Trust Company, or “DTC”. The Bank of New York Mellon will maintain on our behalf a book-entry register for the applicable debt securities. It will register DTC or any person DTC nominates as the owner of the certificateless depositary interests it will issue in respect of the global securities. For a detailed description of DTC, see “Clearance and Settlement” on page 47.
Ownership of beneficial interests in the certificateless depositary interest will be in the form of book-entry securities. Ownership of book-entry securities will be limited to participants or indirect participants in DTC. Procedures related to the transfer of ownership of book-entry securities are described below on page 34 under “—Transfers”.
The ultimate beneficial owners of the global security in bearer form can only be indirect holders. We do not recognize this type of investor as a holder of debt securities and instead only deal with the depositary that holds the global security. As an indirect holder, an investor’s rights and obligations relating to a global security will be governed by applicable procedures of DTC and the account rules of The Bank of New York Mellon and the investor’s financial institution. We, the trustee, any paying agent, The Bank of New York Mellon, as depositary and registrar, and any of our or their agents will not be responsible for the obligations under the rules and procedures of DTC, its participants or an investor’s financial institution.
DTC’s policies will govern payments, exchanges, transfers and other matters relating to the investor’s interest in the global security. In general, we and the trustee have no responsibility for DTC’s actions and do not supervise DTC in any way.
We have no responsibility for any aspect of the actions of any participant in DTC or for payments related to, or for its records of, ownership interests in the global security. We also do not supervise the participants in DTC in any way, nor will we govern payments, exchanges, transfers and other matters relating to the investor’s interest in the global security.

Payments
Payments related to the applicable debt securities will be made to The Bank of New York Mellon. The Bank of New York Mellon then must distribute all payments to DTC by wire transfer of immediately available funds. Upon receipt, DTC has informed us that it will credit its participants’ accounts on that date with payments in amounts proportionate to their respective ownership interests as shown on DTC’s records. Payments by participants in DTC to the owners of book-entry securities will be the participants’ responsibility. We expect that payments by participants in DTC to the owners of interests in book-entry securities will be governed by standard customary practices, as is now the case with the securities held for the accounts of customers registered in street name.
All payments will be made by The Bank of New York Mellon without any deduction or withholding for any taxes, duties, assessments or other governmental charges. If the laws or regulations from the country in which we are incorporated require withholding, then we will add to the payment so it is the same as it would have been without the withholding. These added payments are subject to various exceptions and limitations that are described in the section on page 28 called “—Payment of Additional Amounts”. They are also subject to the optional redemption rights that are described in the section on page 28 called “—Special Situations—Optional Tax Redemption”.
Redemption
If and when the global securities are redeemed, The Bank of New York Mellon will deliver all amounts it receives in respect of the redemption to DTC. The redemption price that will be paid for the book-entry securities will be equal to the amount paid to The Bank of New York Mellon for the applicable global securities.
Transfers
Transfers of all or any portion of the certificateless depositary interests may be made only through the book-entry register. Until the book-entry securities are exchanged for definitive securities, the certificateless depositary interests may only be transferred as a whole by:
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DTC to a nominee of DTC;

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by a nominee of DTC to DTC or another nominee of DTC; or

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by DTC or any such nominee to a successor of DTC or a nominee of such successor.

DTC will record all transfers of the interests in book-entry securities using its book-entry system. DTC will use the customary procedures described in detail in the securities depositary agreement.
Procedures for Issuing Definitive Securities
Holders of book-entry securities will receive definitive securities in the situations described later on page 45 under “Legal Ownership—Global Securities—Special Situations in Which a Global Security Will Be Terminated”. No definitive securities in bearer form will be issued. Definitive securities issued in exchange for book-entry securities will be issued in registered form only, without coupons. They will be registered in the name or names that The Bank of New York Mellon instructs the registrar based on the instructions of DTC.
Action by Holders of Book-Entry Securities
The Bank of New York Mellon must send any notices it receives concerning consents, requests for a waiver or any other action to DTC, as promptly as practicable after receipt. If DTC requests in writing that The Bank of New York Mellon take action, it is expected that The Bank of New York Mellon will take the action when it receives reasonable indemnity from DTC.
The Bank of New York Mellon will not make any independent decisions relating to the certificateless depositary interests or the global securities.
We understand that under existing industry practices, if we request any action to be taken by the holders of debt securities or if a holder of debt securities desires to give or take any action the holder is entitled to give or take under the debt securities or the indenture, DTC will authorize its participants holding book-entry securities to give or take the action and the participants will then authorize the beneficial owners to take the action or will act upon those owners’ instructions.

Reports
The Bank of New York Mellon must send a copy of any communications that relate to us to DTC immediately after it receives them. This is also true for any communications that relate to the global and the book-entry securities.
Action by the Holders of the Global Securities
If a default occurs and the holders of the global securities request The Bank of New York Mellon to take action, it is expected that The Bank of New York Mellon will take the action when it receives reasonable indemnity from the holders of the global securities. Action taken in the event of a default is subject to limitations which are described in detail in the securities depositary agreement.
Charges Incurred by the Depositary Will Be Paid by Us
We have agreed to pay all charges of The Bank of New York Mellon under the securities depositary agreement. We have also agreed to indemnify The Bank of New York Mellon against certain liabilities it incurs under the securities depositary agreement.
Amendment and Termination
We and The Bank of New York Mellon may amend the securities depositary agreement. DTC’s consent will not be required in connection with the following amendments:
•
to cure any inconsistency, omission, defect or ambiguity in the securities depositary agreement;

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to add to the covenants and agreements of The Bank of New York Mellon or us;

•
to assign The Bank of New York Mellon’s rights and duties to a qualified successor;

•
to evidence the succession of another person to us and the assumption by the successor of our covenants, where the parties are amending the indenture in a similar way;

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to comply with the Securities Act of 1933, or the “Securities Act”, the Exchange Act, the Investment Company Act of 1940 or the Trust Indenture Act of 1939; or

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to modify, alter, amend or supplement the securities depositary agreement in any other manner that is not adverse to DTC or the holders of book-entry securities.

No amendment to the securities depositary agreement or the book-entry securities that affects DTC or the holders of book-entry securities in an adverse way will be allowed without DTC’s consent.
When definitive securities are issued to all of the holders of book-entry securities, the book-entry provisions of the securities depositary agreement will no longer apply. Definitive securities may be issued upon the resignation of the depositary if no successor has been appointed within 120 days.
Resignation or Removal of the Depositary
The Bank of New York Mellon may resign at any time by delivering written notice to us, and the resignation will take effect when we appoint a new depositary and the new depositary accepts the appointment. If no successor has been appointed at the end of 120 days after The Bank of New York Mellon gives notice, it may petition a court of competent jurisdiction for the appointment of a successor.
Obligations of the Depositary
The Bank of New York Mellon must perform only the duties and obligations set forth in the definitive securities depositary agreement. You should not read any implied covenants or obligations into the definitive securities depositary agreement.

DESCRIPTION OF WARRANTS WE MAY OFFER
We may issue warrants to purchase our debt securities, preference shares or ordinary shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.
Debt Warrants
The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.
General
We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.
Terms of the Debt Warrants to Be Described in the Prospectus Supplement
The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:
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the initial offering price;

•
the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•
the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•
the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•
if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•
the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

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the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•
if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to the debt warrants;

•
whether the debt warrants will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; and

•
any other terms of the debt warrants.

You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to receive payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.
Exercise of Debt Warrants
Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.
Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.
Modification and Waiver
There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.
Changes Requiring Approval of Each Holder
First, there are changes that cannot be made to the debt warrants or the debt warrant agreement under which they were issued without the approval of each holder. These are the following types of changes:
•
any increase in the exercise price;

•
any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

•
any reduction of the period of time during which the debt warrants may be exercised;

•
any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

•
any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described below under “—Changes Requiring a Majority Vote”.

Changes Requiring a Majority Vote
The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under “—Changes Requiring Approval of Each Holder” or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

Changes Not Requiring Approval
The third type of change does not require any vote or consent by the holders of debt warrant certificates. This type is limited to clarifications and other changes that would not adversely affect such holders in any material respect.
Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or to request a waiver.
Merger, Consolidation, Sale or Other Dispositions
Under the debt warrant agreement for each series of debt warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guarantee of our obligations. If the other company becomes legally responsible by a means other than a guarantee, we will be relieved from all such obligations.
Enforceability of Rights; Governing Law
The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.
Equity Warrants
The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.
General
We may issue warrants for the purchase of our equity securities (i.e., our ordinary shares and preference shares). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into by us and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Equity Warrants to Be Described in the Prospectus Supplement
The particular terms of each issue of equity warrants, the equity warrant agreement relating to such equity warrants and the equity warrant certificates representing such equity warrants will be described in the applicable prospectus supplement. This description will include:
•
the initial offering price;

•
the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

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the designation and terms of the equity securities (i.e., preference shares or ordinary shares) that can be purchased upon exercise of the equity warrants;

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the total number of preference shares or ordinary shares that can be purchased upon exercise of each equity warrant and the exercise price;

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the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

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the designation and terms of any related preference shares or ordinary shares with which the equity warrants are issued and the number of the equity warrants issued with each preference share or ordinary share;

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if applicable, whether and when the equity warrants and the related preference shares or ordinary shares will be separately transferable;

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if applicable, a discussion of material UK and U.S. federal income tax, accounting or other considerations applicable to the equity warrants; and

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any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.
Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of ordinary shares or preference shares that can be purchased upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of ordinary shares or preference shares or a stock split, reverse stock split, combination, subdivision or reclassification of ordinary shares or preference shares. Instead of adjusting the number of ordinary shares or preference shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.
Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of ordinary shares or preference shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.
Exercise of Equity Warrants
Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preference shares or ordinary shares may be issued in the form of American Depositary Receipts.
Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price and the equity warrant certificate properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.
Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.
Modification and Waiver
There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.
Changes Requiring Approval of Each Holder
First, there are changes that cannot be made to the equity warrants or the equity warrant agreement under which they were issued without the approval of each holder. These are the following types of changes:
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any increase in the exercise price;

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any decrease in the total number of preference shares or ordinary shares that can be purchased upon exercise of any equity warrant;

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any reduction of the period of time during which the equity warrants may be exercised;

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any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

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any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described below under “—Changes Requiring a Majority Vote”.

Changes Requiring a Majority Vote
The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under “—Changes Requiring Approval of Each Holder” or changes that would not adversely affect holders of equity warrants in any material respect.
Changes Not Requiring Approval
The third type of change does not require any vote or consent by the holders of equity warrant certificates. This type is limited to clarifications, amendments, supplement and other changes that would not adversely affect such holders in any material respect.
Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.
Merger, Consolidation, Sale or Other Dispositions
Under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.
Enforceability of Rights; Governing Law
The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of England and Wales.

DESCRIPTION OF PREFERENCE SHARES WE MAY OFFER
Provided that the directors have the required authority to allot shares, our articles of association allow us to issue new share capital with any rights or restrictions to it, subject to any special rights given to the holders of the existing share capital. The rights and restrictions attaching to such share capital can be decided either by shareholders by ordinary resolution or by the board of directors, provided that the rights or restrictions decided by the directors do not conflict with any decision by the shareholders. Under the laws of England and Wales, the board of directors requires express authority to allot preference shares which authority must either be given by an ordinary resolution of shareholders or be set out in the articles of association. Our board of directors currently has authority to allot shares up to a nominal amount of U.S.$[ • ] prior to the earlier of 30 September 2021 and the end of our next Annual General Meeting. Our board of directors also has authority to allot further equity securities up to a nominal amount of U.S.$[ • ] by way of a rights issue prior to the earlier of 30 September 2021 and our next Annual General Meeting.
If the preference shares have the right to participate only up to a specified amount of a dividend or capital distribution, we may issue them without complying with the provisions of English law that otherwise require companies to offer shares first to existing shareholders on a pre-emptive basis (these rights of existing shareholders are sometimes referred to as “pre-emptive rights”). However, pre-emptive rights would apply to any issuance of preference shares that are convertible into, or exchangeable for, other classes of our shares unless such rights are waived by a special resolution of our shareholders. Our shareholders have currently waived pre-emptive rights with respect to ordinary shares up to an aggregate nominal amount of U.S.$[ • ] issued for cash prior to the earlier of 30 September 2021 and our next Annual General Meeting.
Subject to the foregoing, applicable law and the rights of other holders of our share capital, we may seek to issue preference shares in one or more series with such terms, rights and restrictions the company by ordinary resolution decides, or if no resolution has been passed or the resolution does not make specific provision, with such terms, rights and restrictions as our board of directors decides, including the following:
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the maximum number of shares in the series;

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the designation of the series;

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any dividend rate, or basis for determining such a rate, on the shares of the series;

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whether or not dividends will be cumulative and, if so, from which date or dates;

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whether the shares of the series will be redeemable and, if so, the dates, prices and other terms and conditions of redemption;

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whether the shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the rate or rates of conversion or exchange, any terms of adjustment and whether the shares of the series will be convertible or exchangeable at our option, the option of holders of preference shares or both;

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whether the shares of the series will have voting rights in addition to those provided by law and, if so, the terms of those voting rights;

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the rights of the shares of the series in the event of a voluntary or involuntary liquidation, dissolution or winding up of Vodafone; and

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any other relative rights, powers, preferences, qualifications, limitations or restrictions relating to the shares of the series.

The specific terms of each series of preference shares will be described in a prospectus supplement. However, the description of the preference shares set forth in this prospectus and in any applicable prospectus supplement is not complete without reference to the documents that govern the preference shares. These include our articles of association and any document filed with the Companies Registrar in England and Wales setting out the terms of such preference shares. Any preference shares will be fully paid and non-assessable.
The terms and manner in which we may redeem shares must be either set forth in our articles of association (which would require us to amend our articles of association by special resolution to include such provisions) or be determined by our board of directors pursuant to the express authority set out in our articles of association. We must be authorized by our shareholders to repurchase any of our shares. Our shareholders have currently authorized us to make market purchases (e.g., purchases on the London Stock Exchange plc) of up to [ • ] of our existing ordinary shares (nominal value 20 20∕21 U.S. cents per share) at a price not exceeding the higher of 1) [ • ]% above the average closing price of such shares for the five business days on the London Stock Exchange plc prior to the date of purchase and 2) the higher of the last independent trade and the highest current independent bid as stipulated by as stipulated by Regulatory Technical Standards adopted by the European Commission under Article 5(6) of the Market Abuse Regulation. Any shares repurchased by us may be cancelled or held in treasury. Shares held in treasury may be reissued for cash or used to settle employee share schemes. The issuance for cash may include the release of a liability of Vodafone for a liquidated sum as well as an undertaking to pay cash to Vodafone within 90 days, but does not include selling shares in exchange for other shares or for goods or services.

LEGAL OWNERSHIP
Street Name and Other Indirect Holders
We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the “holders” of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle voting if it were ever required;

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whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct holder as described below; and

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how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to the person with whom the securities are deposited, in the case of debt securities in bearer form, or in the special situations described on page 45, to persons who are registered as holders of the securities, in the case of securities in registered form. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder or person with whom the security is deposited, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
What is a Global Security?
A global security is a special type of indirectly held security. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We may do this in two ways, depending on whether the security is in registered or bearer form.
If the security is in registered form, we require that the global security be registered in the name of a financial institution we select. If the security is a debt security in bearer form, we will deposit the global security with a financial institution we select.
In both cases, we require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary”. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of securities will indicate whether the series will be issued only in the form of global securities, and whether such global securities will be in bearer form, fully registered form or both. For a description of provisions relating to global debt securities in bearer form, see “—Special Arrangements for Global Securities in Bearer Form” on page 45.
Special Investor Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:
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You cannot get securities registered in your own name.

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You cannot receive physical certificates for your interest in the securities.

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You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under “Street Name and Other Indirect Holders” on page 44.

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You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

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The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. This difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations in Which a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled “Street Name and Other Indirect Holders” and “Direct Holders” on page 44.
The special situations for termination of a global security are:
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When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and, in the case of debt securities in bearer form, we do not appoint a successor within 120 days.

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When, in the case of debt securities in bearer form, The Depository Trust Company, referred to later as DTC, notifies the depositary that it is unwilling, unable or no longer qualified to continue holding certificateless depositary interests issued by the depositary with respect to the global securities, and we do not appoint a successor within 120 days.

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When we, in the case of debt securities in bearer form, elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

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When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “Description of Debt Securities We May Offer—Default and Related Matters—Events of Default” on page 31.

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor, in the case of debt securities, the trustee is responsible for deciding the names of the institutions that will be the initial direct holders. For more information, see “Description of Debt Securities We May Offer—Description of the Securities Depositary Agreement—Procedures for Issuing Definitive Securities” on page 34.
Special Arrangements for Global Securities in Bearer Form
If the debt securities of a series are issued in bearer form, we will deposit a global security representing the debt securities of that series with The Bank of New York Mellon, acting as “depositary”, or any successor depositary who will hold the global security. In turn, it will issue certificateless depositary interests representing 100% of the global security and deposit them with or on behalf of DTC.

You can hold a beneficial interest in the certificateless depositary interests only directly through DTC or indirectly through participants or indirect participants in DTC. These beneficial interests may be held in such denominations as are permitted by DTC. Indirect participants are banks, brokers, dealers, trust companies and other parties, including the Euroclear Bank S.A./N.V. (“Euroclear”) system and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), that clear through or maintain a custodial relationship with a participant. For a description of the arrangements we have made with The Bank of New York Mellon relating to the deposit of the global security with The Bank of New York Mellon and The Bank of New York Mellon’s issuance of certificateless depositary interests, see “Description of Debt Securities We May Offer—Description of the Securities Depositary Agreement” on page 33. Beneficial interests in the certificateless depositary interests are called book-entry securities.

CLEARANCE AND SETTLEMENT
General
Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream, Luxembourg in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.
The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.
We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.
As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.
The Clearing Systems
DTC
DTC has advised us as follows:
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DTC is:

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a limited purpose trust company organized under the laws of the State of New York;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

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DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

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Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

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Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

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The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg
Clearstream, Luxembourg has advised us as follows:
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Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

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Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

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Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 50 countries through established depositary and custodial relationships.

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Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

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Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear
Euroclear has advised us as follows:
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Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique).

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Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

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Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

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Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

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Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

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All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems
We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.
We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.
Clearance and Settlement Procedures—DTC
DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
Securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg
We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.
Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
Trading between DTC Participants
We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.
If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
Trading between Euroclear and/or Clearstream, Luxembourg Participants
We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.
Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser
A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.
The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.
Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.
As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.
Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.
Special Timing Considerations
You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION
This section describes the material UK and U.S. federal income tax consequences of acquiring, owning and disposing of ordinary shares or ADSs, preference shares or debt securities that we may issue. It is the opinion of Linklaters LLP as to matters of UK tax law and U.S. federal income tax law.
1.
United Kingdom Taxation

The comments below are of a general nature, relate primarily to the position of U.S. resident investors and are not intended to be exhaustive. They are based on current United Kingdom law as applied in England and Wales and United Kingdom HM Revenue & Customs (“HMRC”) published practice (which may not be binding on HMRC), both of which are subject to change, possibly with retrospective effect. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person and may not apply to certain classes of persons.
Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.
Debt Securities
Interest Payments
References to “interest” in this section mean amounts that are treated as interest for the purposes of UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.
Payments of interest on debt securities will not be subject to withholding or deduction for or on account of UK taxation so long as the debt securities carry a right to interest and are and continue to be listed on a “recognized stock exchange” within the meaning of Section 1005 of the UK Income Tax Act 2007 (which includes the NASDAQ Global Market and the London Stock Exchange).
In all other cases, and subject to the availability of other reliefs under domestic law, payments of interest will generally be made after deduction of tax at a rate which is currently 20% Certain holders of debt securities who are U.S. residents will generally be entitled to receive payments free of deductions on account of UK tax under the double taxation treaty between the United Kingdom and the United States and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction to that effect.
However, such a direction will, in either case, only be issued on prior application to HMRC by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of debt securities resident in another jurisdiction who is entitled to relief may subsequently claim the amount withheld from HMRC.
The interest on the debt securities has a UK source and accordingly may be chargeable to UK tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of the debt securities (other than certain trustees) who are not resident in the United Kingdom, except where:
(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency,

in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the UK permanent establishment or branch or agency.
In the event that payments of interest on debt securities are subject to withholding or deduction for or on account of UK taxation (for example, as a result of a failure to maintain a listing on a “recognized stock exchange”) then the provisions referred to in “Description of Debt Securities We May Offer—Payment of

Additional Amounts” on page 28 may apply so that the net amount received by the holders after such reduction will not be less than the amount the holders would have received in the absence of such withholding or deduction.
Holders of the debt securities should note that the provisions relating to additional amounts referred to in “Description of Debt Securities We May Offer—Payment of Additional Amounts” on page 28 would not apply if HMRC sought to assess directly the person entitled to the relevant interest to UK tax. However exemption from, or reduction of, such UK tax liability might be available under an applicable double taxation treaty.
Provision of Information
Information relating to the debt securities, their holders and beneficial owners may be required to be provided to tax authorities in certain circumstances pursuant to domestic or international reporting and transparency regimes. This may include (but is not limited to) information relating to the value of the debt securities, amounts paid or credited with respect to the debt securities, details of the holders or beneficial owners of the debt securities and information and documents in connection with transactions relating to the debt securities. In certain circumstances, the information obtained by a tax authority may be provided to tax authorities in other countries. Some jurisdictions operate a withholding system in place of, or in addition to, such provision of information requirements.
Issue of Debt Securities to Form Part of Earlier Series
In the earlier section on page 14 entitled “Description of Debt Securities We May Offer—Types of Debt Securities” we set out certain situations in which we may issue additional debt securities to form part of an existing series. Any relevant UK tax consequences as a result of such an issue will be described in an applicable prospectus supplement.
Optional Tax Redemption
In the earlier section on page 28 entitled “Description of Debt Securities We May Offer—Special Situations—Optional Tax Redemption” we set out certain situations in which we may redeem debt securities. Any relevant UK tax consequences as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties will be described in an applicable prospectus supplement.
Disposal (including Redemption)
This section offers general guidance only and in particular does not discuss the UK tax treatment relevant to convertible or exchangeable securities, asset linked securities or securities issued at anything other than the redemption amount or a fixed discount to their redemption amount.
Generally, a holder of debt securities who is not resident in the United Kingdom for tax purposes will not be liable for UK taxation in respect of a disposal of a debt security, or in respect of any gain accrued in respect of a debt security or any change in the value of a debt security.
This may not, however, be the case if:
(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency in which, or for the purposes of which, trade, permanent establishment, branch or agency the debt securities are used, held or acquired; or to which the debt securities are otherwise attributable. Individuals who cease to be resident in the United Kingdom for a period of five years or less may also be subject to United Kingdom tax on chargeable gains in certain circumstances.
Inheritance Tax
A holder of debt securities who is an individual domiciled outside the United Kingdom (and is not deemed domiciled in the United Kingdom, for example, under certain rules relating to previous domicile or long residence) will generally not be liable for UK inheritance tax in respect of his holding of debt securities

(provided these do not have a UK situs). This will broadly be the case provided the register of debt securities in registered form is maintained outside the United Kingdom. If the debt securities are in bearer form, there may be a liability for inheritance tax if the debt securities are held in the United Kingdom. If so, exemption from any UK inheritance tax liability will normally be available for holders of debt securities who are domiciled in the United States and not nationals of the United Kingdom for the purposes of the United Kingdom-United States Inheritance and Gift Tax Treaty.
Stamp Duty and Stamp Duty Reserve Tax
UK stamp duty, or SDRT, will not normally be payable by a holder of debt securities which constitute loan capital for the purposes of Section 78 of the Finance Act 1986 on the issue or transfer of the debt securities, unless such securities carry or have carried:
(i)
a right of conversion into shares or other securities or to the acquisition of shares or other securities (including securities of the same description);

(ii)
a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

(iii)
a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

(iv)
a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital included in the Official List of the Financial Conduct Authority and admitted to trading on the London Stock Exchange plc.

Warrants
A prospectus supplement will describe, if applicable, the UK tax consequences of the ownership of warrants.
Shares
Dividends
We will not be required to withhold tax at source when paying a dividend.
Non-UK resident shareholders will not generally be liable to income or corporation tax in the United Kingdom on dividends paid on the shares. However, this may not be the case if:
(i)
in the case of corporate holders, such persons carry on a trade in the United Kingdom through a permanent establishment; or

(ii)
in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a UK branch or agency in connection with which the dividends are received or to which the relevant shareholding is attributable.
Disposals
A shareholder who is not resident in the United Kingdom for UK tax purposes will generally only be liable for UK taxation on chargeable gains in respect of his shares in the same circumstances in which he would be liable to such taxation in respect of debt securities (see above).
Inheritance Tax
An individual domiciled outside the United Kingdom is generally liable for UK inheritance tax in respect of assets situated in the United Kingdom. Our shares will probably be so situated. However, an exemption from any UK inheritance tax liability will normally be available for shareholders who are domiciled in the United States and not nationals of the United Kingdom for the purposes of the United Kingdom-United States Inheritance and Gift Tax Treaty.

Stamp Duty and Stamp Duty Reserve Tax
No UK stamp duty or stamp duty reserve tax will arise on the issue of shares in registered form by the Company. In the case of shares issued to a clearance service or depositary receipt system, this is as a result of case law which has been accepted by HMRC. An instrument of transfer in respect of a transfer on sale of shares will generally be subject to UK stamp duty at a rate of 0.5% of the purchase price. The purchaser normally pays the stamp duty.
An agreement to transfer shares will normally give rise to a charge to stamp duty reserve tax at a rate of 0.5% of the agreed price. If a duly stamped transfer in respect of the agreement is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the condition is satisfied) any stamp duty reserve tax paid is generally repayable, usually with interest, and otherwise any stamp duty reserve tax charge yet to be paid is cancelled. Stamp duty reserve tax is, in general, payable by the purchaser.
Paperless transfers of shares within the CREST system are generally liable to stamp duty reserve tax, rather than stamp duty, at the rate of 0.5% of the purchase price. CREST is obliged to collect stamp duty reserve tax on relevant transactions settled within the CREST system. Deposits of shares into CREST will not generally be subject to stamp duty reserve tax, unless the transfer into CREST is itself for consideration.
Where shares are transferred (a) to, or to a nominee or an agent for, a person whose business is or includes the provision of clearance services or (b) to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts, stamp duty or stamp duty reserve tax may be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.
Except in relation to clearance services that have made an election under section 97A(1) of the Finance Act 1986 (to which the special rules outlined below apply), no stamp duty or stamp duty reserve tax is payable in respect of transfers within clearance services or depositary receipt systems.
There is an exception from the 1.5% charge on the transfer to, or to a nominee or agent for, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986, which has been approved by HMRC. In these circumstances, stamp duty reserve tax, generally at the rate of 0.5% of the amount or value of the consideration payable for the transfer, will arise on any transfer of shares in the Company into such an account and on subsequent agreements to transfer such shares within such account.
2.
U.S. Federal Income Taxation

This section applies to you only if you acquire the offered security in an offering governed by this prospectus and hold the offered security as a capital asset for U.S. federal income tax purposes. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of offered securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws. It does not apply to you if you are a member of a special class of holders subject to special rules under U.S. federal income tax laws, including:
•
a dealer in securities or currencies;

•
a trader in securities that elects to use a mark-to-market method of accounting;

•
certain financial institutions;

•
an individual retirement account or other tax-deferred accounts;

•
a tax-exempt organization;

•
an insurance company;

•
a person that holds the offered security as part of a straddle or a hedging or conversion transaction;

•
a person subject to special rules for the taxable year of inclusion for accrual-basis taxpayers under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

•
a person liable for net investment income tax;

•
in the case of ordinary shares, preference shares and warrants, a person that directly, indirectly or by attribution owns 5% or more of our stock by vote or value; or

•
a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States and the United Kingdom (the “Treaty”), all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. In addition, this section is based in part on the representations of the depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed according to its terms.
For U.S. federal income tax purposes, this section is based on the assumption that the holders of ADSs will generally be treated as the owners of the corresponding number of shares held by the depositary and represented by those ADSs.
Accordingly, exchanges of shares for ADSs and ADSs for shares generally will not be subject to U.S. federal income tax. However, the U.S. Treasury has expressed concern that U.S. holders of depositary receipts (such as holders of American Depositary Receipts representing our ADSs) may be claiming foreign tax credits in situations where an intermediary in the chain of ownership between such holders and the issuer of the security underlying the depositary receipts, or a party to whom depositary receipts or deposited shares are delivered by the depositary prior to the receipt by the depositary of the corresponding securities, has taken actions inconsistent with the ownership of the underlying security by the person claiming the credit, such as a disposition of such security. Such actions may also be inconsistent with the claiming of the reduced tax rates that may be applicable to certain dividends received by certain non-corporate holders, as described below. Accordingly, (i) the creditability of any UK taxes and (ii) the availability of the reduced tax rates for any dividends received by certain non-corporate U.S. holders, each as described below, could be affected by actions taken by such parties or intermediaries.
The U.S. federal income tax consequences of acquiring, owning and disposing of warrants will be discussed in an applicable prospectus supplement.
The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds an offered security will depend on the status of the partner and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, you should consult your own tax advisor concerning the U.S. federal income tax consequences to you and to your partners of the acquisition, ownership and disposition of an offered security by the partnership.
The summary of the U.S. federal income tax consequences set out below is for general information only. You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of acquiring, owning and disposing of an offered security in your particular circumstances.
This section addresses only U.S. federal income taxation.
United States Holders
This subsection describes the U.S. federal income tax consequences to a U.S. holder of acquiring, owning and disposing of ordinary shares, ADSs, preference shares or debt securities that we may issue. You are a U.S. holder if you are a beneficial owner of an offered security and you are for U.S. federal income tax purposes:
•
a citizen or resident of the United States;

•
a domestic corporation;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

Taxation of Debt Securities
This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This subsection also does not discuss special tax considerations relevant to the acquisition, ownership and disposition by U.S. holders of debt securities issued in bearer form (other than U.S. holders holding beneficial interests in global securities issued in bearer form).
Payments of Interest
Except as described below on page 56 under “—Original Issue Discount—General”, you will be taxed on any interest on your debt securities, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for U.S. federal income tax purposes, reduced by the allocable amount of amortizable bond premium, subject to the discussion below. Interest paid by us on the debt securities and original issue discount, or “OID”, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) generally will constitute income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest paid will generally be “passive” category income.
Cash Basis Taxpayers
If you are a taxpayer that uses the cash receipts and disbursements method of accounting for U.S. federal income tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
Accrual Basis Taxpayers
If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.
If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the U.S. Internal Revenue Service, or “the IRS”.
When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize exchange gain or loss (taxable as ordinary income or loss) measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.
Original Issue Discount
General
If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued with OID if the debt security’s stated redemption price at maturity exceeds its issue price by equal to or more than a statutorily defined de minimis amount.

Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below on page 59 under “—Variable Rate Debt Securities”.
In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1∕4 of 1% of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis OID if the amount of the excess is less than the de minimis amount. If your debt security has de minimis OID, you must include a portion of the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis OID by a fraction equal to:
•
the amount of the principal payment made divided by:

•
the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include OID in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.
If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the applicable Treasury Regulations. As a result, the debt security would be a discount debt security. In that event, among other things, cash-method U.S. holders will be required to accrue stated interest on the debt security under the rules for OID described above, and all U.S. holders will be required to accrue OID that would otherwise fall under the de minimis threshold.
You can determine the amount of OID allocable to an accrual period by:
•
multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•
subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:
•
adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•
subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

Acquisition Premium
If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above on page 56 under “—General”, the excess is acquisition premium. If you do not make the election described below on page 58 under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:
•
the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•
the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest
An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:
•
a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•
the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•
the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security. You should consult your own tax advisors concerning the U.S. federal income tax consequences of holding debt securities if this election is not made.
Election to Treat All Interest as Original Issue Discount
You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above on page 56 under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “Debt Securities Purchased at a Premium”, or acquisition premium.
If you make this election for your debt security, then, when you apply the constant-yield method:
•
the issue price of your debt security generally will equal your adjusted basis after you acquire it;

•
the issue date of your debt security will be the date you acquired it; and

•
no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt instrument, you will be treated as having made the election discussed below under “Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities
Your debt security will be a variable rate debt security if:
•
your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

•
1.5% of the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

•
15% of the total non-contingent principal payments; and

•
your debt security provides for stated interest, compounded or paid at least annually, only at:

•
one or more qualified floating rates;

•
a single fixed rate and one or more qualified floating rates;

•
a single objective rate; or

•
a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•
your debt security does not provide for any principal payments that are contingent (other than as described above).

Your debt security will have a variable rate that is a qualified floating rate if:
•
variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•
the rate is equal to such a rate multiplied by either:

•
a fixed multiple that is greater than 0.65 but not more than 1.35; or

•
a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•
the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.
Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.
Your debt security will have a variable rate that is a single objective rate if:
•
the rate is not a qualified floating rate;

•
the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•
the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.
An objective rate as described above is a qualified inverse floating rate if:
•
the rate is equal to a fixed rate minus a qualified floating rate; and

•
the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:
•
the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•
the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.
If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:
•
determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•
constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•
determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•
adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.
If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.
If your debt security provides for interest at a variable rate but does not qualify as a variable rate debt security, then the security generally will be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of such securities that are treated as contingent payment debt obligations will be more fully described in the applicable prospectus supplement.
Short-Term Debt Securities
In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for U.S. federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or, if you so elect, under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.
When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity. You may elect to determine OID on a short-term debt security as if the short-term debt security had been originally issued to the U.S. holder at the U.S. holder’s purchase price for the short-term debt security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may not be revoked without the consent of the IRS.
Foreign Currency Discount Notes
If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described above under “Payments of Interest”. You may recognize exchange gain or loss (taxable as ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) an the amount previously accrued, regardless of whether you actually convert the payment into U.S. dollars.
Market Discount
You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:
•
you purchase your debt security for less than its issue price as determined above on page 56 under “Original Issue Discount—General”; and

•
the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1∕4 of 1% of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years from the date you acquire the debt security to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1∕4 of 1% multiplied by the number of complete years from the date you acquire the debt security to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.
You must treat any gain you recognize on the sale or retirement of your market discount debt security (including any payment on a market discount debt security that is not qualified stated interest) as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the U.S. IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the sale or retirement of your debt security.
You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

You will accrue market discount on a market discount debt security denominated in, or determined by reference to, a foreign currency in such foreign currency. If you elect to include market discount in income currently, you must translate the accrued market discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described above under “Payments of Interest”. Upon the receipt of an amount attributable to accrued market discount, you may recognize exchange gain or loss (taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID, regardless of whether you actually convert the payment into U.S. dollars. If you do not elect to include market discount in income currently, you will recognize, upon the sale or retirement of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.
Debt Securities Purchased at a Premium
If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in such foreign currency and your amortizable bond premium will reduce your interest income in such foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS.
If you do not elect to take amortizable bond premium into account currently, you will recognize gain or loss on the sale or retirement of the debt security in the manner described below under “—Purchase, Sale and Retirement of the Debt Securities”. See also “Original Issue Discount—Election to Treat All Interest as Original Issue Discount” on page 58.
Purchase, Sale and Retirement of the Debt Securities
Your adjusted tax basis in your debt security will generally be the U.S. dollar cost of your debt security:
•
increased by any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•
reduced by any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount realized on the sale or retirement and your tax basis in your debt security, in each case as determined in U.S. dollars. You should you consult your own tax advisor about how to account for proceeds received on the sale or retirement of debt securities that are not paid in U.S. dollars
You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:
•
described above under “Original Issue Discount—Short-Term Debt Securities” on page 60 or “—Market Discount” on page 61;

•
attributable to accrued but unpaid interest;

•
the rules governing contingent payment obligations apply; or

•
attributable to changes in exchange rates as described below.

Capital gain of a non-corporate U.S. holder is generally taxed at a reduced rate where the holder has a holding period greater than one year. You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Indexed Debt Securities
The applicable prospectus supplement will discuss any special U.S. federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.
Occurrence of a Benchmark Transition Event for Notes Linked to or Referencing a Benchmark
If a Benchmark Transition Event occurs, it is possible that the Benchmark Transition Event will be treated as a deemed exchange of old notes for new notes under Section 1001 of the Code, which may be taxable to U.S. Holders. Recently released proposed U.S. Treasury Regulations, which are not yet in effect but upon which taxpayers may rely, provide that in certain circumstances, the replacement of LIBOR with a qualifying reference rate would not result in a deemed exchange under Section 1001 of the Code. U.S. Holders should consult with their own tax advisers regarding the potential consequences of a Benchmark Transition Event.
Treasury Regulations Requiring Disclosure of Reportable Transactions
U.S. taxpayers are required to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in, or determined by reference to, a foreign currency, a U.S. holder (or a non-U.S. holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.
Taxation of Shares and ADSs
Except as otherwise noted, the discussion below assumes that Vodafone is not a passive foreign investment company, or PFIC. (See “PFIC Rules” below on page 64).
Dividends
Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as dividend income. If you are a non-corporate U.S. holder, dividends paid to you that constitute qualified dividend income will be taxable to you at the reduced rate normally applicable to long-term capital gains provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, in the case of preference shares, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the preference shares for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the shares or ADSs generally are expected to be qualified dividend income. Distributions in excess of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain. However, we do not maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. You should therefore assume that any distribution by us with respect to our shares or ADSs will be reported as ordinary dividend income. You should consult your tax advisor with respect to the appropriate U.S. federal income tax treatment of any distribution received from us.
Dividends will be taxable to you when you, in the case of shares, or the depositary, in the case of ADSs, receive the dividend, actually or constructively. Dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. In the case of ordinary shares and preference shares, the amount of any dividend that you must include in your income as a U.S. holder will be the U.S. dollar value of the pound sterling payments made, determined at the spot pound sterling/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. If dividends received in pound sterling are converted into U.S. dollars on the day they are received, you generally will not be required to recognize exchange gain or loss in respect of the dividend income.
Dividends generally are expected to be income from sources outside the United States, and will, depending on your circumstances, be “passive” or “general” income. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the long-term capital gains’ tax rate. The U.S. foreign tax credit rules are very complex. You should consult your tax advisor with respect to the application of these rules to your particular circumstances.
Sale or Disposition of Shares and ADSs
If you are a U.S. holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares or ADSs. Capital gain of a non-corporate U.S. holder is generally taxed at the long-term capital gains’ tax rate where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. You may recognize exchange gain or loss (taxable as ordinary income or loss) if the spot rate on the date that the ADS depositary disposes of foreign currency (or on the date of sale in the case of a non-electing accrual method U.S. holder) is different from the spot rate on the settlement date. You should you consult your own tax advisor about how to calculate the U.S. dollar value of the amount realized on the sale or disposition of shares or ADSs.
PFIC Rules
Vodafone believes that shares and ADSs should not be treated as stock of a PFIC for U.S. federal income tax purposes for the current year and foreseeable future, but this conclusion is a factual determination that is made annually and thus may be subject to change. If Vodafone were to be treated as a PFIC, unless you elect to be taxed annually on a mark-to-market basis with respect to the shares or ADSs, gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the shares or ADSs and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your shares or ADSs will be treated as stock in a PFIC if Vodafone were a PFIC at any time during your holding period in your shares or ADSs. Dividends that you receive from Vodafone will not be eligible for the special tax rates applicable to qualified dividend income if Vodafone is treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.
Non-U.S. Holders
This subsection describes the U.S. federal income tax consequences to a non-U.S. holder of acquiring, owning and disposing of ordinary shares or ADSs, preference shares or debt securities that we may issue. You are a non-U.S. holder if you are a beneficial owner of an offered security and you are, for U.S. federal income tax purposes:
•
a non-resident alien individual;

•
a foreign corporation; or

•
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If you are a U.S. holder, this subsection does not apply to you.
Interest on Debt Securities
Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a non-U.S. holder, interest on a debt security paid to you is exempt from U.S. federal income tax, including withholding tax, unless the interest is “effectively connected” with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder.
Dividends on Shares or ADSs
If you are a non-U.S. holder, dividends paid to you in respect of shares or ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that you maintain in the United States. In such cases you generally will be taxed in the same manner as a U.S. holder.
Capital Gains
If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of an ordinary share or ADS, preference share or debt security unless:
•
the gain is effectively connected with your conduct of a trade or business within the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. federal income taxation on a net income basis, or

•
you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Information Reporting and Backup Withholding
If you are a non-corporate U.S. holder, information reporting requirements on IRS Form 1099 generally will apply to:
•
payments of principal, interest on a debt security, accrued OID on a discount debt security, and dividends or other taxable distributions with respect to shares or ADSs within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and

•
the payment of the proceeds from the sale of an offered security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a non-corporate U.S. holder that:
•
fails to provide an accurate taxpayer identification number;

•
is notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

Certain U.S. holders are not subject to backup withholding. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining an exemption.
Payments of principal, interest on a debt security, accrued OID on a discount debt security, and the proceeds of sale or other disposition of a debt security, as well as dividends or other taxable distributions with respect to shares or ADSs, by a U.S. paying agent or other U.S. intermediary to a holder of debt securities, shares, and ADSs, that is not a U.S. holder will not be subject to backup withholding tax and information reporting requirements if appropriate certification (Internal Revenue Service Form W-8BEN-E or some other appropriate form) is provided by the holder to the payor and the payor does not have actual knowledge that the certificate is false.
Foreign Financial Asset Reporting
U.S. taxpayers that own certain foreign financial assets, including debt and equity of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of the taxable year or $75,000 at any time during the taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds) may be required to file an information report with respect to such assets with their tax returns. Our debt securities, shares or ADSs are expected to constitute foreign financial assets subject to these requirements unless they are held in an account at a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). You should consult your tax advisor regarding the application of the rules relating to foreign financial asset reporting.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers. In addition, third parties may sell securities under the registration statement for their own account.
The prospectus supplement relating to any offering will identify or describe:
•
any underwriter, dealers or agents;

•
their compensation;

•
the net proceeds to us;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed.

Agents
We may designate agents who agree to use their reasonable efforts to solicit purchases of securities during the term of their appointment to sell securities on a continuing basis.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
Underwriters
If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Selling Restrictions
United Kingdom
Each underwriter will represent, warrant and agree that, in connection with the distribution of the securities:
(a)
in relation to any securities which have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and (ii) it has not offered or sold and will not offer or sell the securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (“FSMA”) by the Company;

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

(c)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
Restrictions on sales to EEA and UK RETAIL INVESTORS—Each underwriter will represent, warrant and agree that, in connection with the distribution of the securities, it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any securities to any retail investor in the European Economic Area, or the “EEA”, or in the United Kingdom, or the “UK”. For these purposes, a “retail investor” means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, or “MiFID II”; (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129, or the “Prospectus Regulation”. Consequently no key information document required by Regulation (EU) No 1286/2014, or the “PRIIPs Regulation”, for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.
Dealers
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Direct Sales
We may also sell securities directly without using agents, underwriters, or dealers.
Securities Act; Indemnification
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Market Making
In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
Validity of Securities
The validity of the debt securities, warrants and preference shares will be passed upon for us by Linklaters LLP or any other law firm named in the applicable prospectus supplement as to certain matters of English and New York law. The validity of the debt securities and debt warrants will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.
Enforceability of Certain Civil Liabilities
We are a public limited company incorporated under the laws of England and Wales. Many of our directors and officers, and some of the experts named in this prospectus, reside outside the United States, principally in the United Kingdom. In addition, although we have assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States.

As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:
(1)
to effect service within the United States upon us or our directors and officers located outside the United States;

(2)
to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in U.S. courts;

(3)
to enforce in U.S. courts judgments obtained against us or those persons in courts in jurisdictions outside the United States; and

(4)
to enforce against us or those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

EXPERTS
The consolidated financial statements of Vodafone as of March 31, 2020 and for the year then ended, and the effectiveness of Vodafone’s internal control over financial reporting as of March 31, 2020, appearing in Vodafone’s Annual Report on Form 20-F for the year ended March 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Vodafone as of March 31, 2019 and for each of the two years in the period ended March 31, 2019 incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$
Vodafone Group Plc
U.S.$[●] NC5.25 Capital Securities Due 2081
U.S.$[●] NC10 Capital Securities Due 2081
U.S.$[●] NC30 Capital Securities Due 2081

PROSPECTUS SUPPLEMENT

Barclays
BofA Securities
J.P. Morgan
Mizuho Securities
Standard Chartered Bank
Prospectus Supplement dated